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7M Patient lives impacted 2025 Notice of Annual Meeting of Stockholders & Proxy Statement Lanthus

Lantheus 2025 Proxy Statement

Dear Shareholder,

We cordially invite you to attend Lantheus Holdings, Inc.’s 2025 Annual Meeting of Shareholders, to be held on Thursday, May 1, 2025 at 9:00 a.m. (Eastern Time) in the North Bldg. Cafe at the Lantheus Bedford Office, 201 Burlington Rd., Bedford, MA 01730, United States. The meeting will also be hosted in virtual format via the Internet. You will be able to attend the meeting virtually and vote and submit questions by visiting and registering at www.proxydocs.com/LNTH.

The Notice of Internet Availability of Proxy Materials and the Proxy Statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend the meeting. On behalf of the Board of Directors, thank you for your continued investment in our company.

Sincerely,

Mary Anne Heino

Chair of the Board of Directors

Lantheus 2025 Proxy Statement

Message from our CEOMarch 21, 2025Dear Valued Stockholder,2024 was a groundbreaking year for Lantheus. We delivered record revenue and strong free cash flow, invested significantly in our capabilities and pipeline that continued to advance our commitment to accelerating growth.Driven by our passion to Find, Fight and Follow disease, we supported over seven million patients and their families in 2024. Encouraged by the meaningful difference we made for patients and the exceptional results we achieved, our team is enthusiastic about sustaining this momentum into 2025 and beyond.Strong Financial Performance and Shareholder ValueOur strong 2024 financial performance reflects the continued and underlying strength of our business. We delivered over $1.5 billion in revenue and nearly $500 million in free cash flow.1 PYLARIFY, already established as the first radiodiagnostic to attain blockbuster status, has continued to drive success with approximately $1.1 billion in net sales, representing 24.3% year-over-year growth. PYLARIFY has maintained its clear market leadership by providing physicians with an innovative solution that can transform the management of PSMA-positive prostate cancer and potentially extend patient lives. DEFINITY also upheld its market leadership, generating approximately $318 million in net sales. These results have enabled us to strategically reinvest in attractive radiopharmaceutical markets that both complement and diversify our revenue base.Driven by our Notably, we continued to invest in our neurology business and the rapidly growing Alzheimers disease space, which impacts over passion to Find, 50 million individuals worldwide, by advancing MK-6240, our late-stage tau PET imaging agent, and acquiring NAV-4694, our late-Fight and Follow(R)stage beta amyloid imaging agent. In addition, early in 2025, we disease, we announced an agreement to acquire Life Molecular Imaging, which, upon closing, will add Neuraceq a globally commercialized beta supported over amyloid PET imaging agent for use in Alzheimers disease. This field seven million has reached an important inflection point with multiple treatments approved and over 100 therapies in clinical development targeting patients and their either beta amyloid or tau. We are well positioned to lead in the diagnosis, staging, and monitoring of Alzheimers diseasefamilies in 2024. and dementia.1. Free cash flow for 2024 was approximately $493 million, which reflects net cash provided by operating activities of $545 million less $52 million of capital expenditures.

Lantheus 2025 Proxy Statement

Enhancing Our Capabilities and Diversifying our Pipeline as an Industry LeaderWe continue to expand our expertise, portfolio and pipeline, and capabilities from clinical through commercial, to strengthen our long-term growth and our radiopharmaceutical leadership. Over the past year, we focused on enhancing our capabilities across the radiopharmaceutical value chain, particularly in Alzheimers disease diagnostics and oncology theranostics. We executed a series of key acquisitions and in-licensing deals in 2024 to bolster our pipeline with potential best-or-first-in-class assets.We also announced additional transactions in 2025, which when completed, will diversify our portfolio, strengthen our clinical and manufacturing capabilities and add key talent to further advance our diagnostic and therapeutic pipeline. They will also facilitate our entry into high-potential markets, strengthening our leadership position in the radiopharmaceutical space and enhancing our long-term growth potential. These acquisitions are expected to support sustained double-digit revenue growth beginning in 2026.Looking to the FutureWith over six decades of radiopharmaceutical leadership, Lantheus is poised to lead next-generation PET imaging and radiotherapeutics.Powered by our deep industry expertise, proven manufacturing and commercial platform, and growing pipeline, Lantheus is approaching this growing industry from a position of strength to deliver sustainable value as a fully integrated, radiopharmaceutical leader with a diverse commercial portfolio and innovative pipeline. Backed by our strong financial foundation, we continue to invest in our people, portfolio, and capabilities to unlock the full potential of radiopharmaceuticals across multiple critical disease areas.Through our commitment to continuous innovation, we are confident that Lantheus can not only improve patient outcomes, but also redefine what is possible in diagnostic and therapeutic care.In closing, I want to extend my deepest gratitude to our employees, whose dedication and passion fuel our success every day; to our Board, for their invaluable guidance as we navigate the opportunities ahead; and to you, our shareholders, for your confidence in our vision and continued support as we pursue sustainable, long-term growth. Together, we are building the strongest radiopharmaceutical company so we can deliver even greater impact to our patients and our shareholders, and I am excited for what the future holds.Sincerely,Brian Markison CEO

Lantheus 2025 Proxy Statement

Notice of Annual Meeting of Shareholders

Items of Business

1.  The election of four Class I directors to our Board of Directors.

2.  The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say-on-pay”).

3  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

4.  The shareholder proposal regarding the declassification of our Board of Directors.

Your Vote is Important

Make sure your shares of Common Stock are represented. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

**If you hold your shares through a bank, broker or other nominee, please refer to instructions provided by your bank, broker or other nominee on how to submit your vote.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote:

•  “FOR” each director nominee included in Proposal 1

•  “FOR” each of Proposals 2 and 3

•  No Recommendation on Proposal 4

The full text of these proposals is set forth in the accompanying Proxy Statement. Registered shareholders of the Company as of the close of business on the record date are eligible to vote at the meeting.

We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the Annual Meeting and appointing a proxy under the heading “Questions and Answers about the Annual Meeting” on page 80 of the Proxy Statement.

By order of the Board of Directors,

Daniel M. Niedzwiecki

Chief Administrative Officer, General Counsel
and Corporate Secretary

March 21, 2025

Internet Go To www.proxypush.com/LNTH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Telephone Call 1-866-240-5317 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail • Mark, sign and date your proxy card • Fold and return your Proxy Card in the postage-paid envelope provided
QR Code • Select “Vote Now” • Have your Proxy Card ready • Follow the simple instructions to record your vote
The mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is scheduled to begin on or about March 21, 2025.

Lantheus 2025 Proxy Statement	Table of Contents

Lantheus 2025 Proxy Statement	Matters To Be Voted Upon	1

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2025 Annual Meeting of Shareholders of Lantheus Holdings, Inc. (“Lantheus” or the “Company”, “we” or “our”) to be held on May 1, 2025 (the “Annual Meeting”) and our Board of Directors’ (our “Board” or our “Board of Directors”) voting recommendations with respect to each proposal.

Proposal(1)	Required Approval	Board Recommendation	Page Reference

1. The election of four Class I directors to our Board of Directors. Ms. Mary Anne Heino Dr. Gérard Ber Ms. Julie Eastland Mr. Samuel Leno	A majority of the votes properly cast.	FOR each nominee	16

2. The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say-on-pay”).	A majority of the votes properly cast.	FOR	38

3. The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	A majority of the votes properly cast.	FOR	75

4. The shareholder proposal regarding the declassification of our Board of Directors.	A majority of the votes properly cast.	NO RECOMMENDATION	78
(1)	Proposals 2, 3 and 4 are on an advisory basis.

Who We Are

We are the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. We classify our products in three categories: Radiopharmaceutical Oncology, Precision Diagnostics, and Strategic Partnerships and Other Revenue.

•	Our leading Radiopharmaceutical Oncology product helps healthcare professionals Find, Fight and Follow cancer.

•	Our leading Precision Diagnostic products assist healthcare professionals to Find and Follow diseases, with a current focus in cardiology.

•

Our Strategic Partnerships include biomarkers and digital solutions in support of our partners’ therapeutic development, out-licensing agreements for non-core assets and optimization of our assets geographically.

The mailing address of our principal executive offices is Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730.

We own or have the rights to various trademarks, service marks and trade names, including, among others, the following referred to in this Proxy Statement: PYLARIFY®, DEFINITY®, and Find Fight and Follow®. Solely for convenience, we refer to trademarks and service marks in this Proxy Statement without the TM, SM and ® symbols. These references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks and service marks. Each trademark, trade name or service mark of any other company appearing in this Proxy Statement is, to our knowledge, owned by that other company.

Lantheus 2025 Proxy Statement	Corporate Governance	2

Corporate Governance

Our Board is responsible for providing governance and oversight over the strategy, operations and management of the Company. Our Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company. Our Board has adopted Corporate Governance Guidelines and Principles, Board committee charters, a Company Code of Conduct and Ethics, and a Supplemental Code of Ethics for Certain Covered Officers (the “Supplemental Code of Ethics”), all of which are available in the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. These principles, charters and codes, together with our Amended and Restated Certificate of Incorporation (our “Charter”) and our Amended and Restated Bylaws (our “Bylaws”), form the governance framework for our Board and its committees. Our Board regularly (and at least annually) reviews its Corporate Governance Guidelines and Principles and other corporate governance documents and from time to time revises them when our Board believes it serves the interests of the Company and our shareholders to do so, and in response to changing regulatory and governance requirements and best practices. The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board leadership structure and the responsibilities of our Board and each of its committees.

Corporate Governance Practices

We are committed to strong corporate governance practices because we believe they establish an environment of accountability for our Board and our management and otherwise promote the long-term interests of our shareholders. Over the years, our Board has evolved our practices in the interests of our shareholders. Our Charter, Bylaws and governance practices and policies include, among other things, the following:

Majority voting in uncontested elections of directors	In an uncontested election, a nominee for our Board of Directors will be elected only if a majority of the votes cast are in favor of such nominee’s election.

Proxy access right	Eligible shareholders may (subject to certain requirements) include their own qualified director nominees in our proxy materials.

Authority to call special meetings	Shareholders holding a majority of our outstanding shares of common stock (“Shares”) have the right to convene a special meeting.

No shareholder rights plan (“poison pill”)	We do not have a poison pill.

Independent Board	All of our directors are independent, except for our Chief Executive Officer (“CEO”) and our current Chair of the Board (who retired as CEO on March 1, 2024).

100% independent Board committees	Each of our Audit, Talent and Compensation, and Nominating and Corporate Governance committees consist solely of independent directors. Each committee operates under a written charter that is reviewed annually and updated when appropriate.

Strong Lead Independent Director of the Board, elected by the independent directors	In connection with our leadership transition in 2024, our Board appointed Julie McHugh as our Lead Independent Director of the Board. Ms. McHugh has comprehensive duties that are set forth in our Corporate Governance Guidelines and Principles, including leading private executive sessions of the Board, where independent directors meet without management or non-independent directors present.

Lantheus 2025 Proxy Statement	Corporate Governance	3

Board and committee evaluations and self-assessments	Our Board and each of our Board committees conduct formal Board and Board committee evaluations and self-assessments to assess their performance and effectiveness. The chair of our Nominating and Corporate Governance Committee also conducts an individual interview with each director. The results are analyzed and discussed by the Nominating and Corporate Governance Committee and the full Board, and concrete actions are taken to enhance the Board’s overall performance and effectiveness.

Board diversity policy	In selecting qualified candidates to serve as directors, we consider a range of matters of diversity intended to ensure that the Board, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Any decisions are ultimately made based on merit and the expected contribution that selected candidates will bring to the Board.

Director over-boarding policy	Our directors may not serve on the boards of more than five public companies (including our Board), and directors who are CEOs of public companies may not serve on the boards of more than two other public companies, in addition to our Board.

Board oversight of corporate sustainability matters	Our Nominating and Corporate Governance Committee has primary Board responsibility for our corporate sustained value creation, including enterprise risk management, corporate responsibility and environmental, social and governance (“ESG”) initiatives and regularly interacts with our CEO and management team on relevant issues.

Board oversight of strategy and risk	Our Board actively oversees our corporate strategy and has allocated certain responsibilities across Board committees to ensure even more dedicated oversight of compliance and enterprise risk management programs.

Active shareholder engagement	We regularly engage with our shareholders to better understand their perspectives in a variety of areas, and these discussions help ensure the Company’s interests remain well-aligned with those of our shareholders. Senior management, investor relations, and subject matter experts from the Company maintain regular dialogue with investors to gain their perspectives on current issues and priorities and to address any questions or concerns. Forums of engagement primarily include in-person events such as sell side- or banking-organized healthcare conferences, roadshows, and headquarters tours, as well as virtual calls with shareholders.

Lantheus 2025 Proxy Statement	Corporate Governance	4

Company Code of Conduct and Ethics (“Code of Conduct”)	We have a Code of Conduct that is applicable to all employees and all members of the Board, and a Supplemental Code of Ethics that is applicable to certain members of our management team involved in preparing financial statements and public disclosure. These codes, as well as the Company’s more targeted policies, reinforce our core values and help drive our culture of compliance, ethical conduct and accountability. There were no waivers of any of our codes in 2024.

Director and executive officer equity ownership and retention requirements

Under our Stock Ownership and Retention Guidelines:

•  our CEO is required to hold Shares with a value equal to at least six times his base salary;

•  each of our named executive officers (other than our CEO), each other executive officer who reports to the CEO and each other employee designated in advance by the Talent and Compensation Committee is required to hold Shares with a value equal to at least two times her or his base salary; and

•  each director is required to hold Shares having a value equal to three times the value of the annual director cash retainer.

These ownership requirements must be satisfied within five years of becoming subject to the guidelines.

Insider trading policy and procedures	Our Board has adopted an insider trading policy governing the purchase, sale, and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards.

Prohibition on hedging or pledging of company stock	Our directors and all employees are prohibited from entering into hedging transactions and from pledging Shares.

Board Structure

The Board is responsible for overseeing the management of our business and is currently comprised of eleven directors, each of whom is elected to serve in her or his position until her or his next election and until her or his successor is duly elected and qualified.

Our Charter divides the Board into three classes (Class I, Class II and Class III), with one class being elected at each annual meeting of shareholders. Each director serves a three-year term, with terms staggered according to class. Any additional directorships resulting from an increase in the number of directors, or a vacancy may be filled by the directors then in office.

Leadership Structure

Under our Corporate Governance Guidelines and Principles, if the Chair of the Board is a non-independent director, the Board is required to appoint an independent member of the Board as Lead Independent Director. The Board periodically reviews its leadership structure and may make changes in the future.

Lantheus 2025 Proxy Statement	Corporate Governance	5

Our written Corporate Governance Guidelines and Principles adopted by the Board are available in the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com.

Director Independence

Nine out of eleven members of the Board are independent directors. In addition, the Audit Committee, Talent and Compensation Committee, and Nominating and Corporate Governance Committee are each comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the Nasdaq audit, compensation and nominating and corporate governance committee independence requirements, as applicable.

The Board has reviewed its composition, the composition of its committees and the independence of each director, and considered whether any director has a material relationship with the Company that could compromise her or his ability to exercise independent judgment in carrying out her or his responsibilities. The Board, in consultation with legal counsel, has affirmatively determined that each of its directors, other than our CEO and our Chair of the Board (who is our former CEO), is an “independent director” under the Nasdaq rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out her or his responsibilities as a director of the Company. Pursuant to the Nasdaq rules, our current Chair of the Board, Ms. Heino, is not considered an “independent director” because she was an employee of the Company during the past three (3) years.

Committees of the Board

The Board has the authority to appoint committees to perform certain Board-delegated duties. Currently, the Board has four committees: the Audit Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The Board has adopted written charters for each committee, copies of which are available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com.

Name	Director Since	Board of Directors	Class	Expiration of Term and Annual Meeting of Shareholders	Audit Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee

Mary Anne Heino	Aug. 2015	Chair	I	2025				Member

Brian A. Markison	Sep. 2012	Member	III	2027

Minnie Baylor-Henry	Mar. 2022	Member	II	2026		Member	Member	Member

Dr. Gérard Ber	June 2020	Member	I	2025		Member		Member

Julie Eastland	Sep. 2024	Member	I	2025	Member

Samuel Leno	May 2012	Member	I	2025	Chair		Member

Heinz Mäusli	June 2020	Member	II	2026	Member		Member

Julie McHugh	Jan. 2017	Member	II	2026		Member	Chair

Dr. Phuong Khanh (P.K.) Morrow	Feb. 2025	Member	II	2026				Member

Gary J. Pruden	Feb. 2018	Member	III	2027	Member	Chair

Dr. James H. Thrall	Feb. 2018	Member	III	2027		Member	Member	Chair

Lantheus 2025 Proxy Statement	Corporate Governance	6

Audit Committee

Members Samuel Leno (Chair) Julie Eastland Heinz Mäusli Gary J. Pruden All Independent

The primary purpose of the Audit Committee is to assist our Board in overseeing:

•  the integrity of our financial statements;

•  our systems of internal control over financial reporting and disclosure controls and procedures;

•  our independent auditor’s qualifications, engagement, compensation and independence;

•  the performance of our independent auditors and our internal audit function;

•  our information technology systems, processes and data, including physical security and cybersecurity; and

•  our related person transaction policy.

The Audit Committee is currently comprised of Messrs. Leno, Mäusli and Pruden and Ms. Eastland. Mr. Leno serves as the Chair. The Board has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the Securities and Exchange Commission (the “SEC”) and Nasdaq rules and has “financial sophistication” as defined under the Nasdaq rules. The Board has determined that Mr. Leno, Ms. Eastland and Mr. Mäusli each meets the definition of “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K.

Pursuant to its charter, the Audit Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Audit Committee.

Lantheus 2025 Proxy Statement	Corporate Governance	7

Talent and Compensation Committee

Members Gary J. Pruden (Chair) Minnie Baylor-Henry Dr. Gérard Ber Julie McHugh Dr. James H. Thrall All Independent

The primary purpose of the Talent and Compensation Committee is to assist our Board in overseeing:

•  our strategy and practices relating to human capital management, including with respect to: recruitment, hiring, onboarding, management, development and retention; workplace environment and culture; employee engagement; diversity, equity, inclusion and belonging; and pay equity;

•  our management compensation policies and practices;

•  the determination and approval of the compensation of our executive officers and other members of senior management;

•  the administration of our equity and cash incentive compensation plans, including authorizing and granting awards under these plans;

•  the succession planning for senior management (other than the CEO, which is within the purview of the Nominating and Corporate Governance Committee); and

•  legal and regulatory compliance and risk with respect to employee compensation and certain employee-related matters, including the preparation of any related, required disclosures under SEC and Nasdaq rules.

In 2023, we expanded the oversight responsibility (and intentionally renamed the committee the Talent and Compensation Committee) in order to address the importance of talent and culture to our organization.

The Talent and Compensation Committee is currently comprised of Mr. Pruden, Ms. Baylor-Henry, Dr. Ber, Ms. McHugh and Dr. Thrall. Mr. Pruden serves as the Chair. The Board has affirmatively determined that each of the current members of the Talent and Compensation Committee meets the definition of “independent director” for purposes of serving on the Talent and Compensation Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Talent and Compensation Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Talent and Compensation Committee, and may, as permitted by law, delegate its responsibilities to management, employees and other persons.

Talent and Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board or Talent and Compensation Committee. None of the members of our Talent and Compensation Committee is an officer or employee of our Company, nor has any of them ever been an officer or employee of our Company.

Lantheus 2025 Proxy Statement	Corporate Governance	8

Nominating and Corporate Governance Committee

Members Julie McHugh (Chair) Minnie Baylor-Henry Samuel Leno Heinz Mäusli Dr. James H. Thrall All Independent

The primary purpose of the Nominating and Corporate Governance Committee is to:

•  oversee our Corporate Governance Guidelines and Principles and Code of Conduct;

•  review the overall corporate governance of the Company and recommend to the Board improvements when necessary;

•  oversee our legal and regulatory compliance, assessment and management of enterprise risk, our “see something, say something” ethics and compliance philosophy and our whistleblower hotline and website;

•  identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•  oversee succession planning for the CEO;

•  oversee our corporate sustained value creation, including enterprise risk management, corporate responsibility and ESG initiatives; and

•  assist the Board in overseeing our policies and procedures for the receipt of shareholder suggestions regarding Board compensation and recommendations of the Board.

The Nominating and Corporate Governance Committee is currently comprised of Ms. McHugh, Ms. Baylor-Henry, Messrs. Leno and Mäusli and Dr. Thrall. Ms. McHugh serves as the Chair. The Board has affirmatively determined that each of the current members of the Nominating and Corporate Governance Committee meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Nominating and Corporate Governance Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Nominating and Corporate Governance Committee.

Science and Technology Committee

Members Dr. James H. Thrall (Chair) Minnie Baylor-Henry Dr. Gérard Ber Mary Anne Heino Dr. Phuong Khanh (P.K.) Morrow

The primary purpose of the Science and Technology Committee is to:

•  advise on scientific, technological, medical, regulatory and intellectual property matters, including with respect to the Company’s strategic plan and material business development opportunities;

•  monitor and evaluate issues, developments and trends related to the Company’s scientific, technological, medical, regulatory, product safety, good practice (GxP) compliance and intellectual property matters;

•  advise on our intellectual property portfolio and strategy, including through potential collaborations and acquisitions; and

•  oversee our enterprise risk management in areas related to our scientific, technological, medical, regulatory, intellectual property matters and product safety.

The Science and Technology Committee is currently comprised of Drs. Thrall and Morrow, Mses. Baylor-Henry and Heino, and Dr. Ber. Dr. Thrall serves as the Chair.

Lantheus 2025 Proxy Statement	Corporate Governance	9

Board and Committee Evaluations and Self-Assessments

Each year, our Board and each of our Board committees conduct formal Board and Board committee evaluations and self-assessments to assess their performance and effectiveness. The Nominating and Corporate Governance Committee recommends to the Board the methodology for those evaluations and oversees their administration. A standard feature of this process includes each member of the Board completing a comprehensive questionnaire to assess that member’s own performance and functional experience and the performance of the Board and any committee on which that member serves. The questionnaire seeks answers to questions based both on numerical ratings and qualitative comments and targets a focused set of topics, including Board composition and expertise as a whole, allocation of risk oversight responsibilities across Board committees, conduct and engagement at meetings, and a more nuanced self-evaluation of individual director functional experience. The chair of our Nominating and Corporate Governance Committee also conducts an interview with each director, exploring in more depth areas such as: Board dynamics and culture, committee and governance structure, and additional ways to conduct meetings effectively, solicit Board and committee feedback and facilitate well-informed decision-making. The results of this process are then discussed in depth with the Nominating and Corporate Governance Committee and the full Board, and recommended actions are taken to enhance the Board’s overall performance and effectiveness.

For example, in 2024, the Board, among other things: determined it was in the best interest of the Company to dissolve the Finance and Strategy Committee, refine the role of the Science and Technology Committee and to add new directors with professional profiles that would enhance Board expertise and enable orderly succession planning. In 2024, the Board appointed Ms. Eastland, an experienced biotechnology and financial executive, to the Board and Audit Committee and, in 2025, appointed Dr. Morrow, an experienced pharmaceutical executive and physician-scientist with deep expertise leading end-to-end clinical development in the field of oncology, to the Board and Science and Technology Committee.

Codes of Conduct

Our Code of Conduct is applicable to all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and all of the non-employee directors on the Board. We also have a Supplemental Code of Ethics that is applicable to certain members of our management team involved in preparing financial statements and public disclosure. Our Code of Conduct and our Supplemental Code of Ethics are available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. We intend to provide any required disclosure of any amendment to or waiver from any code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to the extent required by law, on the Corporate Governance section of our Investor Relations website. There were no waivers of any of our codes in 2024.

Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board believes that oversight of risk management is one of its fundamental responsibilities and has delegated to its committees oversight and management of specific risks, on which those committees report to the Board. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting, certain compliance programs and information technology systems, processes and data, including cybersecurity and physical security. The Talent and Compensation Committee is responsible for reviewing compensation-related risks, non-CEO senior management succession planning, human capital management and management compensation programs, and legal and regulatory compliance and risks with respect to employee compensation and employee-related matters. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance, CEO succession planning and corporate sustained value creation, including enterprise risk management, corporate responsibility and ESG initiatives, and legal and regulatory compliance and risks with respect to non-“good practice” (GxP) ethics and compliance matters, including data privacy. The Science and Technology Committee is responsible for advising on scientific, technological, medical, regulatory, product safety, GxP compliance and intellectual property matters related to the Company’s existing products, clinical development programs and business development opportunities. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Oversight of Cybersecurity and Data Privacy Risks

With respect to cybersecurity risks, the Company has invested and continually invests in new cybersecurity services, technologies, and capabilities and provides employee comprehensive cybersecurity awareness training around phishing, malware and other cybersecurity risks, all in a manner reasonably intended to educate employees to safely avoid cyber-attacks and mitigate the risk of employee-related security breaches. Cybersecurity and data privacy are regular topics on the Audit Committee’s and Nominating and Corporate Governance Committee’s respective agendas and are reviewed by the full Board at least annually.

Lantheus 2025 Proxy Statement	Corporate Governance	10

Operating Our Business Sustainably and Responsibly

Our passion is to Find, Fight and Follow disease to deliver better patient outcomes.

Our Values are to:

To ensure we remain the leading radiopharmaceutical-focused company, we must safeguard the Company against major risks and business disruptions while ensuring that we responsibly deliver enduring value to our patients, customers, employees, shareholders and other stakeholders.

To support this approach, we delineated between managing strategic imperatives and managing ongoing business operations. Our Executive Team is our management-based decision-making body that oversees our strategy, enterprise planning and execution, operations, human capital and capital allocation at a level that recognizes the scale and complexity of our business. Our Expanded Executive Team consists of individuals who oversee our day-to-day operations and performance, including prioritization, execution, culture and communications.

We also have an Enterprise Risk Management (“ERM”) team, with resources dedicated to coordinating risk and operational resiliency work, covering, but not limited to, strategic, operational, compliance and financial risk management, crisis management, business continuity planning, disaster recovery and third-party risk management. The ERM team lead manages a team responsible for overseeing these risk management areas and reports on a quarterly basis directly to our Nominating and Corporate Governance Committee.

We continue to refresh our Board committee charters, Corporate Governance Principles and Guidelines and Company policies and actions to address corporate sustainability, and we have added as agenda items for meetings of our full Board the topics of our sustained value creation initiatives, including those around cybersecurity, culture and shareholder activism.

At an operational level, we have also continued to focus on enhancing the sustainability of our business in the areas of environmental, safety, and inclusion, culture and community in compliance with applicable laws and regulations.

Environmental

In 2024, we expanded our focus on regulatory compliance and data collection facilitated by implementation of third-party environmental software. We improved controls over our data gathering and reporting processes and gained further understanding of our greenhouse gas emissions while continuing to build capability to ensure our greenhouse gas emission reporting is comprehensive and aligned with emerging regulatory requirements. Our continued participation in the RightCycle program resulted in 237 pounds of Personal Protective Equipment (PPE) returned for recycling in 2024. We have co-hosted several electronic recycling events and recycled over 1,332 pounds of electronics. We are also proud to once again extend our contract with National Grid to power our North Billerica campus with renewable wind energy.

Below are charts showing, for the years 2022 through 2024, our energy consumption and greenhouse gas emissions for all Lantheus sites, and annual water use and waste disposed and recycled at our North Billerica campus. We have included trend analyses in the accompanying notes. This data demonstrates that we measure and understand our environmental impact and are working to continually improve our data tracking and reporting methodologies. Year-to-year comparisons over the three-year period are affected by the improving quality and scope of our data

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collection, including re-baselining to include our global activities in 2024, as well as changes in volume and frequency of manufacturing activities across our facilities.

ANNUAL WATER USE

KGaL
12,375
12,224
12,931
2022
2023
2024
Year

Water Use Notes – North Billerica Operations:

•	2024 increase in consumption is due to re-baselining activities and more comprehensive data collection of water meters across our campuses.

•	2023 water use reduction can be associated with cooler, rainier summer weather, which requires less irrigation and a reduced reliance on chillers.

Waste Notes:

•	2024 increase in both recycling and waste disposal totals are attributable to the inclusion of additional Lantheus locations in our dataset.

•

2023 increase in recycling disposal totals is due to a significant increase in recycling and energy recovery rate of plastic and wooden pallets as part of a broader effort to improve warehouse hygiene.

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ANNUAL ENERGY USE
250000
200000
150000
100000
50000
0
Thousands
kBtu
54,575
95,676
39,966
89,528
139,766
51,980
2022
2023
2024
Year
Natural Gas Use (kBtu)
Electricity Use - Grid Purchase (kBtu)

Energy Data Notes:

•	2024 inclusion of additional Lantheus locations in our dataset resulted in the increased consumption of electricity and natural gas.

•	2023 lighting upgrades, including motion sensor LED installment at the main warehouse on the North Billerica campus, have contributed to reduced electricity consumption.

•	Natural Gas primary use - reconditioning air and industrial steam.

•	Electricity primary use - cooling, chilled water and cyclotron operations.

•	Diesel used for emergency generators.

•	Our Lund, Sweden location sources energy from Biomass.

Greenhouse Gas Data Notes:

•

2024 changes include re-baselining to include all Lantheus locations, and reporting in Scope 1 and Scope 2 emissions as opposed to emission source, with perfluoropropane used in DEFINITY (“PFP”) and fugitive emissions from refrigeration included in Scope 1 emissions.

•	2023 increase in PFP use correlates to increased volume of DEFINITY manufacturing.

•	Scope 1, Direct Emissions: Natural Gas Combustion, Diesel Combustion, PFP, Fugitive emissions from refrigeration.

•	Scope 2, Indirect Emissions: Electricity Use, significant decrease starting in 2022 due to the purchase of renewable wind energy at our North Billerica location.

•	PFP gas use associated with DEFINITY manufacturing operations.

•	PFP has greenhouse gas warming potential of 8830. (1kg PFP = 8830 kg CO2e).

•	CO2e: Carbon Dioxide Equivalent.

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We actively monitor stack and waste water discharges and implement reduction principles as required by our license conditions and federal, state and local environmental laws. We manage all regulated waste in accordance with license conditions and with all federal and state regulations. We incorporate recycling programs in accordance with state regulations. We dispose or recycle electronic waste in accordance with federal and state regulations.

Our Supplier Code of Conduct, available on our website at https://www.lantheus.com/responsibility/suppliers-vendors/, requires our suppliers to operate in an environmentally responsible manner and provide a safe and healthy work environment by, among other things: implementing written health, safety and environmental programs; providing employees with appropriate training; maintaining legal and regulatory compliance with respect to waste and emissions; encouraging conservation; and providing appropriate audit rights.

Safety

As a manufacturer and distributor of radioactive and other pharmaceutical products, we remain acutely aware not only of the impact of our business on the environment, but also on the impact of our business on the safety of our employees, customers, patients and neighbors.

We maintain an experienced staff of Environmental, Health and Safety professionals, including Health Physicists and Occupational Health providers, who design, implement, and monitor safety policies and procedures to support risk reduction and accident prevention to protect our employees, customers, patients, and neighbors, including tracking Occupational Safety and Health Administration (OSHA) recordable injuries and near misses.

We continue to modernize our internal health and safety tools by expanding our EHS Management System to provide resources and support to ensure safe work. Our updated EHS Evaluation of Work change management tool ensures health and safety is built into the early-stage review and design of new work which helps reduce risk and potential costly redesign efforts upfront to meet Lantheus’ health and safety standards and regulatory commitments.

In addition, by promoting health and safety engagement through various channels, our employees are empowered to provide suggestions or improvement opportunities, which further grows our safety culture. We recognize and address all employee observations and concerns within the Radiation Safety Committee and Institutional Safety Committee. Our proactive safety culture is evident in our recordable incident rate of 0.65 for 2024. This recordable incident rate is well below both our internal target and the pharmaceutical manufacturing industry average of 1.7 recordable incidents per 100 employees.

Inclusion, Culture and Community

In addition to the important environmental and safety work we do to improve the sustainability of our business, we believe that instilling an inclusive, collaborative, and responsible culture, and supporting our communities makes us an employer of choice in the competitive life sciences industry in which we operate. Doing so also enhances our employee satisfaction and retention, maintains trust and goodwill with our valued customers and the numerous regulatory authorities that oversee our business, and benefits our shareholders by creating a growing and resilient company.

Inclusion

We embrace inclusion as a core component of our culture, and we actively promote this ideal at every level within our organization. We sponsor Employee Resource Groups (“ERGs”) that are open to all of our employees, including the Lantheus Diversity Connection ERG, the Women Leaders of Lantheus ERG, and the Lantheus Veterans, Employees and Reservists Inspired to Act and Serve (VERITAS) ERG, to create a stronger sense of community and to provide professional development opportunities. We offer multiple opportunities through fireside chats, lunch & learns and video presentations, as well as other community engagement opportunities, for our employees to meet with experts and leaders with diverse skills and experiences. For example, talks have featured ABC National Correspondent, Stephanie Ramos, discussing how she progressed in her career while focusing on work-life balance; Dr. Kandi J. Wiens, Senior Fellow, University of Pennsylvania, discussing tools and strategies to help employees effectively manage stress, develop their own and others’ resilience, and protect themselves from burnout; and in collaboration with Operation Gratitude, we assembled care packages for service members, veterans and first responders.

Five of eleven of the directors on our Board, including our Chair, are women, and over half of our senior management team, which we refer to as our “Executive Team” and “Expanded Executive Team,” as well as employees holding the position of Vice President or above are women. Approximately 49% of our employees are women. We continue to strive to improve our inclusion compliantly with a strategic emphasis beyond gender, and we require recruiters working with us to present an inclusive candidate slate for posted positions as we believe that we benefit from having a skilled team with a diversity of viewpoints, backgrounds and experiences. We continually focus on pay equity for all employees and regularly assess pay among similar roles and responsibilities throughout our organization and in comparison to our peer group.

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Our procurement team continually explores entering into more commercial arrangements with minority-owned, female-owned and other inclusive businesses and organizations (including those owned or operated by veterans and disabled veterans) that appropriately reflect the communities in which we operate and the customer base we serve, equip us with a deeper understanding of challenges impacting our communities and customers, and enable us to provide more innovative solutions and better outcomes.

Culture

We are purpose-driven, placing patients at the heart of everything that we do. With a strong focus on creating a positive and inclusive workplace culture, we work every day to ensure every member of our team feels valued and empowered to contribute to our purpose to Find, Fight and Follow disease to deliver better patient outcomes. Through our patient-centric approach and dedication to fostering an inclusive environment, we strive to make a meaningful impact on the lives of both our employees and the communities we serve.

We are committed to promoting a culture of ethics and compliance. Our Code of Conduct reflects our commitment to corporate integrity and the underlying business practices and principles of behavior that support this commitment. Each year our employees complete mandatory training that covers anti-bribery/anti-corruption rules, confidentiality obligations, cybersecurity, and insider trading prohibitions, as well as specialized training in healthcare industry marketing practices.

We have a formal Ethics and Compliance Committee that is comprised of leaders of operational and supporting functional groups at the Company who are knowledgeable about their subject area and have the authority and ability to speak for their functional group. Our Ethics and Compliance Committee aids and supports our Head of Compliance in implementing, operating and monitoring our compliance program by providing programmatic direction and input into our initiatives that have important considerations related to compliance risk. Our Head of Compliance reports directly to our Nominating and Corporate Governance Committee, including reporting on Ethics and Compliance Committee member attendance and performance.

We have an externally administered ethics and compliance reporting hotline and website, which allows for anonymous reporting and the Legal Department and Head of Compliance oversee and respond to as issues that may arise.

Our Supplier Code of Conduct requires our suppliers to conduct their business in a legal, ethical and socially responsible manner and treat their employees with dignity and respect by, among other things: appropriately monitoring and addressing anti-bribery/anti-corruption rules, insider trading, confidentiality, diversity, discrimination, child labor, forced labor, human trafficking, slavery and conflict minerals, and providing appropriate audit rights.

As part of the ongoing efforts to operate our business sustainably, we expanded our internal training, professional development and employee engagement programs, including professionally led, interactive training programs designed to help foster a culture of respect.

Community

We understand the importance of giving back to the community. Guided by our Purpose to Find, Fight and Follow disease to deliver better patient outcomes and our core Value to Let People Be Their Best, we strive to make a positive impact in the world.

From volunteering efforts to collaboration with local chambers of commerce, we actively contribute to the growth and well-being of our communities. We recognize relationships as vital to our commitment to always go further to make a difference.

As a corporation, we prioritize support for various charitable endeavors, notably, the American Heart Association’s (AHA) Boston Heart Walk and our annual golf tournament, which has benefited the Prostate Cancer Foundation (PCF). Throughout the year, our dedicated employees have exemplified our commitment to community giving, raising over a quarter of a million dollars for the AHA and PCF. Our employees’ support also extends beyond monetary donations, with participation in more than twenty charitable initiatives benefiting local charities and organizations, including Billerica and Lowell Boys and Girls Clubs, St. Jude Children’s Research Hospital, Dress for Success, Cradles for Crayons, Billerica and Bedford Fire Departments, several local foodbanks, the Greater Boston Chamber of Commerce and Greater Lowell Chamber of Commerce.

Furthermore, we also support and encourage our employees to engage with local organizations in the communities where we operate, fostering partnerships with groups such as the Billerica Partners for Education, Massachusetts Business Roundtable, Middlesex 3 Coalition and MassMEDIC. Through these collective efforts, we strive to create a positive ripple effect, enriching lives and building stronger, more vibrant communities.

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Board Meetings

In 2024, the Board held nine meetings and acted by written consent in lieu of a meeting three times; the Audit Committee held four meetings; the Talent and Compensation Committee held eight meetings and acted by written consent in lieu of a meeting two times; the Nominating and Corporate Governance Committee held seven meetings and acted by written consent in lieu of a meeting one time; and the Science and Technology Committee held four meetings. During 2024, each director attended at least 75% of the total number of meetings held by the Board and those of its committees on which that director served. The non-employee directors of the Company meet in private executive session without management present at the end of most meetings of the Board. The Audit Committee meets with the Head of Internal Audit in executive session without management present at the end of all meetings of the Audit Committee. In addition, the Nominating and Corporate Governance Committee meets with the Head of Compliance in executive session without management present at the end of all meetings of the Nominating and Corporate Governance Committee. Under the Corporate Governance Guidelines and Principles adopted by the Board, our Lead Independent Director presides at those private executive sessions, and those private executive sessions must occur no less frequently than twice per year.

Director Attendance at Annual Meetings

We have no formal policy with respect to our directors attending our annual meetings of shareholders; however, we encourage all directors to attend. All of our current directors who were then serving as directors of the Company attended the 2024 Annual Meeting of Shareholders.

Certain Relationships and Related Person Transactions

Related Person Transactions

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2024.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by applicable law, including indemnification of expenses, such as attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by that officer or director, in any action or proceeding by or in right of us arising out of the person’s services as a director or executive officer, in each case, as permitted by law and subject to certain exceptions. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are customary and necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which the Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Management, under the oversight of the Audit Committee, is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions, and the Audit Committee is primarily responsible for determining, based on the facts and circumstances (which the potentially conflicted person must fully and affirmatively disclose), whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in our related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

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Proposal 1: Election of directors

Our Board is currently comprised of eleven directors, divided into three classes, designated as Class I, Class II and Class III. Each year, a different class of directors is elected at our annual meeting of shareholders. Each elected director holds office for a three-year term or until her or his successor is duly elected and qualified or until her or his earlier death, resignation, retirement, disqualification or removal.

This year, our Class I directors—Ms. Mary Anne Heino, Dr. Gérard Ber, Ms. Julie Eastland and Mr. Samuel Leno — will stand for election for a new three-year term. If elected, each of the nominees will hold office until our 2028 Annual Meeting of Shareholders and a successor is duly elected and qualified or until her or his earlier death, resignation, disqualification or removal.

The persons named as proxies will vote in accordance with the instructions indicated in such proxies.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for election, the Board considered her or his service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under the heading “Director Nominee Biographies” and the criteria and diversity policy described in this Proxy Statement under the heading “Board Diversity and Tenure.”

Majority Voting for Uncontested Elections of Directors

Our Bylaws provide for majority voting in an uncontested election; a nominee for our Board will be elected if a majority of the votes cast are in favor of such nominee’s election (meaning that the number of votes cast “for” a nominee exceeds the number of votes cast “against” a nominee). In a contested election, directors will be elected by a plurality of the votes of the Shares represented in person or by proxy at any meeting of shareholders held to elect directors and entitled to vote on such election of directors. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the nominee will not be elected and our Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

Vote Required and Board of Directors’ Recommendation

Under Delaware law and our Bylaws, if a quorum exists at the meeting, the affirmative vote of a majority of the votes properly cast at the meeting is required for the election of Class I directors, as described in this Proxy Statement under the heading “Majority Voting for Uncontested Elections of Directors.”

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Board Composition

We believe that our Board members have the experience and skills necessary to enable the Company to set and pursue its strategic goals, and the following summarizes key information as of the date of this Proxy Statement relating to the composition of our Board:

Board Diversity and Tenure

The Board recognizes the value of appointing individual directors who bring a variety of diverse viewpoints, backgrounds, skills, experiences and expertise to the Board. The Board believes that having a diverse board of directors fosters more productive and beneficial discussions and decision-making processes in support of the Company’s strategic objectives.

The Board has adopted a formal diversity policy, a copy of which is available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. Pursuant to our diversity policy, the Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers a range of matters of diversity with the goal of having a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. The Nominating and Corporate Governance Committee also considers the results of the Board and committee evaluations and self-assessments described above, in making its nomination recommendations.

Qualifications and Experience of Directors

As discussed above, each year, our Board and each of its committees conduct self-evaluations of their performance and effectiveness, which includes an assessment of how well the Board’s collective experience and skillsets match the needs of the Company’s business in the then-current business environment.

As part of the Board self-evaluation process conducted at the end of 2024, each director then serving was asked to identify and in narrative form justify the extent to which she or he possessed functional experience critical to the composition and effectiveness of the Board. For purposes of that survey, to ensure each director was working with a common, objective understanding, the directors were guided by the following definitions:

•

Subject Matter Expertise. A director is considered to have “subject matter expertise” within a functional area if she or he has deep work experience, functional knowledge and proficiency to authoritatively opine on matters within that functional area.

•	Meaningful Experience. A director is considered to have “meaningful experience” within a functional area if she or he has the work experience, functional knowledge and proficiency to:

•	substantively contribute to strategic-level and technical-level discussions with, and constructively advise, our relevant leadership on matters and issues within that functional area;

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•

critically review and analyze information presented to the Board within that functional area, and proactively ask questions, raise material issues and request additional information as needed to ensure that the Board is discharging its fiduciary duties of staying well informed and making reasonable decisions with respect to matters and issues implicating that functional area; and

•	act as a leading participant in Board-level conversations and decision-making on matters and issues within that functional area.

For these purposes, serving as a chief executive, financial or operating officer (to whom functional leadership within a given competency reported) may not automatically mean that the director, individually, has “meaningful experience” in a particular functional area.

The table below summarizes the subject matter expertise and meaningful experience represented on our Board in the functional areas critical to Board effectiveness.

Functional Area	Subject Matter Expertise	Meaningful Experience

Director or Officer of Public Company

An understanding of public company reporting responsibilities, investor relations, disclosure and other matters typically affecting public companies is important in navigating corporate governance issues appropriately.

	Markison Baylor-Henry Eastland Leno McHugh Morrow	Heino Ber Mäusli Pruden Thrall

Director of Life Sciences or Healthcare Company

Knowledge of the life sciences and healthcare industries ensures effective oversight of our business and the development and execution of our long-term strategy.

	Markison Baylor-Henry Ber Eastland Leno McHugh Pruden Thrall	Heino Mäusli Morrow

C-Suite Leadership

Experience in significant leadership positions (such as CEO, CFO, COO, CCO, CMO or similar positions) is valuable in overseeing our management’s performance. Directors with leadership experience also tend to demonstrate a practical understanding of organizations, strategy, risk management and corporate governance.

	Markison Heino Baylor-Henry Ber Eastland Leno McHugh Morrow Pruden Thrall	Mäusli

Strategy Development and Strategic Planning

Experience defining and driving strategic direction and growth are helpful in formulating, and overseeing effective execution of, our short- and long-term business strategies.

	Markison Heino Baylor-Henry Ber Eastland Leno Mäusli McHugh Morrow Pruden	Thrall

Human Capital Management and Talent Development

Experience in managing and developing people, their compensation, compliant inclusion and diversity efforts, and succession planning is important in order to attract, develop, motivate and retain high-quality our senior management team and employees.

	Markison Heino Baylor-Henry Ber Eastland Leno McHugh Morrow Thrall	Mäusli Pruden

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Functional Area	Subject Matter Expertise	Meaningful Experience

Corporate Finance and Capital Markets Experience in corporate finance and capital markets ensures Board oversight of our access to and effective management of capital and our capital structure.	Markison Eastland Leno Mäusli	Heino Baylor-Henry McHugh Morrow Pruden Thrall

M&A and Business Development

Experience in mergers and acquisitions enables the Board to oversee our management team’s due diligence, financial analysis and forecasting, negotiation and closing of strategic transactions, successful integration of businesses and assets, and synergy capture.

	Markison Heino Baylor-Henry Leno Mäusli McHugh Pruden	Ber Eastland Morrow Thrall

Accounting and Financial Reporting Experience in technical accounting and financial reporting provides strong oversight of our financial performance, reporting obligations and internal controls.	Markison Eastland Leno Mäusli	Heino Baylor-Henry McHugh Morrow Pruden

Sales and Marketing

Experience in the sales and marketing of drugs and medical devices and an understanding of the reimbursement environment is key in overseeing our management team’s commercialization plans and execution.

	Markison Heino Baylor-Henry McHugh Pruden	Ber Morrow Thrall

Manufacturing, Procurement and Supply Chain Management

Experience in technical operations assists the Board in understanding the technology transfer, manufacturing, procurement and supply chain, vendor oversight and labor relations activities in which we are involved.

	Markison Heino Ber Leno McHugh Pruden	Baylor-Henry Eastland Mäusli Morrow Thrall

Research and Clinical Development

Scientific, medical and technological competencies allow the Board to provide input into, and oversight of, our research and clinical development and life cycle management activities.

	Markison Baylor-Henry Morrow Thrall	Heino Ber Eastland McHugh Pruden

Legal, Regulatory, Compliance and Governmental Affairs

Experience in understanding legal and regulatory obligations and risks, litigation and regulatory proceedings, and governmental and regulatory affairs facilitates the Board’s oversight of our compliance, compliance program, dispute resolution and governmental relations activities.

	Markison Baylor-Henry McHugh Morrow Pruden	Heino Eastland Leno Mäusli Thrall

Risk Assessment and Management

The scale, scope, and complexity of our business raises a multitude of evolving and interdependent risks. Experience in effectively identifying, prioritizing and managing a broad spectrum of risks can help the Board appreciate, anticipate and oversee our enterprise risk management efforts.

	Markison Heino Baylor-Henry Leno Morrow Thrall	Ber Eastland Mäusli McHugh Pruden

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Functional Area	Subject Matter Expertise	Meaningful Experience

Corporate Governance and ESG

Experience in environmental, social and governance matters and compliance will facilitate the long-term sustainability of our business and enable us to address the needs of our various stakeholders.

	Markison Heino Baylor-Henry Leno McHugh Thrall	Eastland Mäusli Morrow Pruden

Intellectual Property

Experience in the creation, prosecution, license, acquisition, defense and enforcement of intellectual property enables the Board to oversee our comprehensive patent and intellectual property portfolio.

	Markison	Heino Baylor-Henry McHugh Morrow Pruden Thrall

Technology, Cybersecurity and Data Privacy

Experience in developing the best tools to advance operations, addressing physical and cybersecurity concerns, and identifying new business opportunities and risks supports our information security investments and programs.

	Leno	Markison Heino Baylor-Henry Eastland McHugh Morrow Pruden Thrall

International Experience

Experience in global operations will enable the Board to help management understand the different cultural, political, and regulatory requirements affecting our business activities.

	Markison Ber Baylor-Henry Leno Morrow Pruden	Heino Eastland Mäusli McHugh Thrall

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Director Nomination Process; Process for Shareholders to Recommend Director Nominees

Each year, the Nominating and Corporate Governance Committee recommends, and the Board proposes, a slate of director nominees proposed for election at the annual meeting of shareholders. Shareholders may also nominate directors.

The Nominating and Corporate Governance Committee values the input of shareholders in identifying director candidates and considers recommendations for Board candidates properly submitted by shareholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The shareholder making the recommendation must follow the procedures and provide the information set forth in our Bylaws.

Shareholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary. Those recommendations will be forwarded to the chair of the Nominating and Corporate Governance Committee. Shareholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by shareholders in connection with a meeting of shareholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the shareholder must properly submit the information required by our Bylaws and take other action and provide other information reasonably requested by the Company within the timeframe described in our Bylaws and under the heading “Additional Information—Procedures for Submitting Shareholder Proposals” of this Proxy Statement.

Communication with the Board of Directors

Any shareholder or other interested party who would like to communicate with the Board or any of its committees, the independent directors as a group or any specific member or members of the Board should send those communications to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary. Communications should specifically indicate for which member or members of the Board or any of its committees the communication is intended, as applicable. Those communications will generally be forwarded to the intended recipients. However, our Corporate Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

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Director Nominee Biographies

Set forth below are the biographies for the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting.

Class I Directors for Election for a Three-Year Term Expiring at the 2028 Annual Meeting of Shareholders

Mary Anne Heino
Director since 2015 Chair 65 years old Committees: Science and Technology Committee

Specific Expertise:

Ms. Heino was chosen as a Director because of her former roles as our President and CEO, which gives her an extensive understanding of our business and operations, and because of her broad experience in the pharmaceutical industry.

Mary Anne Heino has served as a Director since August 2015, and became the Chair of our Board and a member of the Science and Technology Committee on March 1, 2024. She previously served as our CEO, a position she held from August 2015 until March 1, 2024, as our President, a position she held from August 2015 until March 2023, as our Chief Operating Officer, a position she held from March 2015 until August 2015, and as our Chief Commercial Officer, a position she held from April 2013 (when she joined the Company) until March 2015. Ms. Heino brings more than 30 years of diverse pharmaceutical industry experience to the Board. Ms. Heino received her Master of Business Administration from the Stern School of Business at New York University. She earned a Bachelor of Science in Nursing from the City University of New York and a Bachelor of Science in Biology from the State University of New York at Stony Brook.

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Dr. Gérard Ber
Director since 2020 Independent 67 years old Committees: Talent and Compensation Committee Science and Technology Committee	Specific Expertise: Dr. Ber was chosen as a Director because of his commercial and operational management background and extensive experience with radiopharmaceutical products.

Dr. Gérard Ber is a Director and a member of the Talent and Compensation and Science and Technology Committees, serving on the Board since June 2020. Dr. Ber is also a member of the Board of Evergreen Theragnostics, Inc. He served on the Board of Directors of Progenics Pharmaceuticals, Inc. from November 2019 until its acquisition by the Company. Dr. Ber was also the Co-Founder and former Chief Operating Officer of Advanced Accelerator Applications S.A. from 2002 until its acquisition by Novartis AG in January 2018. He brings over 30 years of experience in molecular nuclear medicine, specifically including product development, production and commercialization of diagnostics and therapeutic products for several indications in various diseases. Dr. Ber received his Doctorate from the Université of Pharmacy of Grenoble France.

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Julie Eastland
Director since 2024 Independent 60 years old Committees: Audit Committee	Specific Expertise: Ms. Eastland was chosen as a Director because of her extensive biotechnology expertise across finance, strategic planning, operations and transactions.

Julie Eastland is a Director and a member of the Audit Committee, serving on the Board since September 2024. Ms. Eastland serves as the President and CEO and as a Director of Zentalis Corporation. She has served as an independent director and chair of the audit committee of Dynavax Technologies Corporation (parent, NASDAQ: DVAX) since July 2020 and her term will end in May 2025. She serves as an independent director, member of the audit committee and chair of the compensation committee of Seismic Therapeutic (parent) since September 2024. She has also served as a member of Harpoon Therapeutics (parent, NASDAQ: HARP) board of directors since October 2018 and as audit chair from 2018 to 2021. Ms. Eastland served as Harpoon’s CEO from November 2021 through its acquisition by Merck on March 2024. Prior to Harpoon, Ms. Eastland served as the Chief Financial and Business Officer of Rainier Therapeutics, Inc. (parent), a privately-held biotechnology company, from 2018 to 2020. Prior to Rainier Therapeutics, Ms. Eastland served as Chief Business Officer and Chief Financial Officer for Cascadian Therapeutics, Inc. (parent, NASDAQ: CASC), a biotechnology company, from September 2010 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Ms. Eastland served as the Chief Financial Officer and Vice President of Finance and Administration for VLST Corporation (parent), a privately-held biotechnology company, from January 2006 to September 2010. Prior to VLST Corporation, Ms. Eastland was the Vice President of Strategic Planning at Dendreon Corporation (parent, NASDAQ: DNDN), a biotechnology company, from October 2000 to October 2005. Prior to Dendreon, Ms. Eastland was the Controller at Amgen (parent, NASDAQ: AMGN), a biopharmaceutical company, from March 1996 to April 1998. Ms. Eastland also served on the board of Graybug Vision (parent, NASDAQ: GRAY) from September 2020 to March 2023 when it merged with Calcimedia. Ms. Eastland holds a B.S. in Finance from Colorado State University and an M.B.A. from Heriot-Watt University of the Edinburgh University in Scotland.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	25

Samuel Leno
Director since 2012 Independent 79 years old Committees: Audit Committee (Chair) Nominating and Corporate Governance Committee	Specific Expertise: Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Samuel Leno is a Director and the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, serving on the Board since May 2012. Mr. Leno is a strategic executive with more than 40 years of experience with complex multinational companies. He most recently held the positions of Executive Vice President and Chief Operations Officer at Boston Scientific. He previously served as Executive Vice President, Finance and Information Systems and Chief Financial Officer. He retired from Boston Scientific in December 2011. Prior to joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer at Zimmer Holdings, Inc. and Chief Financial Officer positions at Arrow Electronics, Inc., Corporate Express, Inc. and Coram Healthcare. Previously, he held a variety of senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation. He currently serves on the Board of Directors of GCM Manufacturing and Chairs its Audit Committee. He was the Chairperson of the Board of Directors and of the Audit Committee of Zest Anchors, Inc. He previously served on the Boards of Directors and the Audit Committees of Omnicare and TomoTherapy, Inc. and served on the Board of Directors of Endotronix, Inc. Mr. Leno served as a Lieutenant in the United States Navy and is a Vietnam veteran. He holds a Bachelor of Science in Accounting from Northern Illinois University and a Master of Business Administration from Roosevelt University.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	26

Class II Directors Continuing in Office until the 2026 Annual Meeting of Shareholders

Minnie Baylor-Henry
Director since 2022 Independent 77 years old Committees: Nominating and Corporate Governance Committee Talent and Compensation Committee Science and Technology Committee	Specific Expertise: Ms. Baylor-Henry was chosen as a Director because of her regulatory and legal background and extensive experience in the pharmaceutical industry.

Minnie Baylor-Henry is a Director and a member of the Nominating and Corporate Governance, Talent and Compensation and the Science and Technology Committees, serving on the Board of Directors since March 2022. Since 2015, Ms. Baylor-Henry has served as the President of B-Henry & Associates, a consulting firm focused on providing regulatory and compliance strategy services to life sciences companies. Prior to assuming her current role, she was the Worldwide Vice President for Regulatory Affairs for Johnson & Johnson’s Medical Devices & Diagnostics business where she was directly responsible for coordinating the regulatory strategy for the approval of a wide portfolio of products globally. Prior to that, Ms. Baylor-Henry was a National Director for Regulatory & Capital Markets Consulting at Deloitte. From 1991-1999, she worked at the U.S. Food and Drug Administration (the “FDA”) where she served in many roles, most notably, FDA’s National Health Fraud Coordinator and, within the Center for Drugs, as the Director of the Division of Drug Marketing, Advertising, and Communications. In addition, Ms. Baylor-Henry is a former President & Board Chair of the Drug Information Association and of the Food and Drug Law Institute. Ms. Baylor-Henry is currently an independent director of Apyx Medical, Paratek Pharmaceuticals and scPharmaceuticals. Ms. Baylor-Henry is also a member of the Board of Directors of several not-for-profit companies, including Mass Eye & Ear Hospital, Howard University and Dress for Success Boston. Ms. Baylor-Henry received her Pharmacy degree from Howard University’s College of Pharmacy and her law degree from Catholic University’s Columbus School of Law.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	27

Heinz Mäusli
Director since 2020 Independent 62 years old Committees: Audit Committee Nominating and Corporate Governance Committee	Specific Expertise: Mr. Mäusli was chosen as a Director because of his financial and legal background and extensive experience with radiopharmaceutical products.

Heinz Mäusli is a Director and a member of the Audit and Nominating and Corporate Governance Committees, serving on the Board of Directors since June 2020. He is also a member of the Board of Directors of Inventiva SA. He served on the Board of Directors and as the Chairperson of the Audit Committee of Progenics Pharmaceuticals, Inc. from November 2019 until its acquisition by the Company. Mr. Mäusli is the former Chief Financial Officer of Advanced Accelerator Applications S.A., where he worked from 2003 to 2018 when the company was acquired by Novartis. Mr. Mäusli previously worked as a management consultant for a number of strategy projects in both Europe and the United States for Accenture and Gemini Consulting, as well as independently. He brings more than 20 years of experience in the molecular nuclear medicine industry, as well as significant management and executive experience. Mr. Mäusli received a Master of Business Administration from Columbia University and a Lic. oec. from University of St.Gallen, Switzerland.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	28

Julie McHugh
Director since 2017 Independent 60 years old Committees: Nominating and Corporate Governance Committee (Chair) Talent and Compensation Committee	Specific Expertise: Ms. McHugh was chosen as a Director because of her strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Julie McHugh is our Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee and a member of the Talent and Compensation Committee, serving on the Board since January 2017. Ms. McHugh brings over 35 years of experience in the pharmaceutical, biotech and medical devices industries. She served as Chief Operating Officer of Endo Health Solutions, Inc., where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to that, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech startup company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairperson for the Worldwide Virology business unit of Johnson & Johnson, and prior to that, she was President of Centocor, Inc., a Johnson & Johnson subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab). Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. Ms. McHugh currently serves as Chairperson of the Board of Directors and as a member of the Nominating and Governance Committee and Audit Committee of Ironwood Pharmaceuticals, Inc. and on the Board of Directors of New Xellia Group A/S. Ms. McHugh also serves as a member of the Senior Advisory Board for HealthCare Royalty Partners. She previously served on the Board of Directors of the Biotechnology Industry Organization, the New England Healthcare Institute, the Pennsylvania Biotechnology Association, Evelo Biosciences Inc., Aerie Pharmaceuticals Inc., Trevena Pharmaceuticals, EPIRUS Pharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received a Master of Business Administration from St. Joseph’s University and a Bachelor of Science from Pennsylvania State University.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	29

Dr. Phuong Khanh (P.K.) Morrow
Director since 2025 Independent 51 years old Committees: Science and Technology Committee

Specific Expertise:

Dr. Morrow was chosen as a Director because of her deep expertise leading end-to-end clinical development in the field of oncology, with a proven track record in advancing clinical programs and wealth of knowledge in oncology therapeutics development.

Dr. Phuong Khanh (P.K). Morrow is a Director and a member of the Science and Technology Committee, serving on the Board of Directors since February 2025. Since January 2024, Dr. Morrow has served as the Head of Oncology Area Unit (OTAU) at Takeda, a cancer research and development company. Prior to joining Takeda, Dr. Morrow served as Chief Medical Officer of CRISPR Therapeutics, a biotechnology company, from May 2022 to January 2024. Dr. Morrow previously spent over a decade at Amgen, from March 2012 to May 2022, where she served as Vice President and Global Therapeutic Area Head of Hematology, GI Oncology, GU Oncology, and Bone Diseases. Prior to joining Amgen, from June 2006 through February 2012, Dr. Morrow was Assistant Professor in the Department of Breast Medical Oncology at the University of Texas MD Anderson Cancer Center. Dr. Morrow received an M.D. from the University of Texas Medical School at Houston. She completed her internal medicine residency at Baylor College of Medicine and a Hematology/Oncology Fellowship at the University of Texas MD Anderson Cancer Center, where she received the Clifton D. Howe (Fellow of the Year) Award, the American Society of Clinical Oncology Young Investigator Award, and served as the Lyndon Baines Johnson Chief Fellow.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	30

Class III Directors Continuing in Office until the 2027 Annual Meeting of Shareholders

Brian A. Markison
Director since 2012 Member 65 years old Chief Executive Officer	Specific Expertise: Mr. Markison was chosen as a Director because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Brian A. Markison joined the Board in September 2012 and served as Chair from January 2013 until March 1, 2024, when he became our CEO. Mr. Markison is a seasoned executive with more than 40 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He is currently a Director of RVL Pharmaceuticals plc (formerly known as Osmotica Pharmaceuticals plc), after serving as Executive Chairperson of one of its predecessor companies, Vertical/Trigen Holdings, LLC. Previously, he held the position of President and CEO and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and CEO of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and CEO later that year and elected Chairman in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison formerly served on the Board of Directors of Cosette Pharmaceuticals, Immunomedics, and Alere, Inc. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	31

Gary J. Pruden
Director since 2018 Independent 63 years old Committees: Talent and Compensation Committee (Chair) Audit Committee

Specific Expertise:

Mr. Pruden was selected as a Director because of his strong financial, operational management, international and regulatory background and his extensive experience in the global pharmaceutical industry.

Gary J. Pruden is a Director, Chair of the Talent and Compensation Committee and a member of the Audit Committee, serving on the Board since February 2018. Mr. Pruden has over 30 years of experience in the global healthcare industry. Most recently, Mr. Pruden held a number of senior commercial leadership positions across both the medical device and pharmaceutical sectors of Johnson & Johnson from 1985 until 2017. In April 2016, Mr. Pruden was appointed as a member of the Executive Committee of Johnson & Johnson, where his official title was Executive Vice President, Worldwide Chairperson, Medical Devices. Prior to that, he held roles of increasing responsibility within Johnson & Johnson , serving as Worldwide Chairperson in the Medical Devices division from 2015 to 2016, as Worldwide Chairperson of Global Surgery Group from 2012 to 2015, as Company Group Chairperson of Ethicon, Inc. from 2009 to 2012, as Worldwide President of Ethicon, Inc., a Johnson & Johnson subsidiary, from 2006 to 2009, and as President of the Johnson & Johnson subsidiary, Janssen-Ortho Inc. in Canada, from 2004 to 2006. Mr. Pruden has also served in several capacities, including Chairperson of Technology & Regulatory Committee and Executive Committee Member, with the Advanced Medical Technology Association, a medical device trade association. Mr. Pruden currently serves on the Board of Directors and Compensation Committee for Ossio Inc., on the Board of Directors and Compensation Committee of Avisi Technologies Inc., and on the Board of Directors of Olympus Corporation and a member of the Nominating and Governance committee, and Chairman of the Quality and Regulatory committee. Mr. Pruden received his Bachelor of Science in Finance at Rider University, where he later served on the Board of Trustees from 2011 until 2015.

Lantheus 2025 Proxy Statement	Proposal 1: Election of Directors	32

Dr. James H. Thrall
Director since 2018 Independent 81 years old Committees: Science and Technology Committee (Chair) Nominating and Corporate Governance Committee Talent and Compensation Committee

Specific Expertise:

Dr. Thrall was chosen as a Director because of his extensive experience in nuclear medicine and radiology, including in connection with imaging modalities and the development and use of innovative new technologies, including artificial intelligence.

Dr. James H. Thrall is a Director, the Chair of the Science and Technology Committee and a member of the Nominating and Corporate Governance and Talent and Compensation Committees, serving on the Board since February 2018. Dr. Thrall currently holds the Distinguished Juan M. Taveras Professorship of Radiology at Harvard Medical School, having also served as Chairperson of the Department of Radiology at the Massachusetts General Hospital from 1988 until 2013. Previously, Dr. Thrall served as Chairperson of Radiology at the Henry Ford Hospital between 1983 and 1988, where he also served as a Physician Trustee and held the position of Vice Chairperson of the Board of Governors of the Henry Ford Medical Staff. Dr. Thrall is a member of the National Academy of Medicine and has served in leadership and board of directors positions at many U.S. and international medical and professional societies. Dr. Thrall received his M.D. from the University of Michigan in 1968 and trained in Radiology and Nuclear Medicine at the Walter Reed Army Medical Center, Washington, D.C. Dr. Thrall returned to the University of Michigan in 1975 and was promoted to Professor in 1981.

Lantheus 2025 Proxy Statement	Director Compensation	33

Director compensation

As part of its commitment to strong governance, an independent compensation consultant is engaged to review, analyze and make recommendations regarding the Company’s non-employee director compensation program. The review covers the levels of cash and equity compensation that are provided to non-employee directors, as well as the overall design and structure of the program, against the same peer group of public companies used for executive compensation benchmarking purposes. The independent compensation consultant makes recommendations to the Nominating and Corporate Governance Committee, which (in consultation with the Talent and Compensation Committee) recommends to the full Board for approval, any changes to the non-employee director compensation program.

After reviewing the results of a compensation study prepared by Pearl Meyer, the Talent and Compensation Committee’s independent compensation consultant for 2024, the Nominating and Corporate Governance Committee (in consultation with the Talent and Compensation Committee) recommended, and the Board approved, a modest increase to the annual fee for Board members and an increase to the annual fee for the Chair of the Board, in each case for the April 2024 to April 2025 director term, as reflected in the table below.

Consistent with this benchmarking exercise, the Board adopted the following plan for annual compensation applicable to each of our non-employee directors. The annual compensation is a combination of cash (paid quarterly in advance and prorated for partial periods of service) for services as a director and, as applicable, a Board committee member, together with equity. The timing of our annual grant of equity to our non-employee directors to align with the timing of our Annual Meeting and the term of service of each non-employee director.

Elements of Director Compensation

Each non-employee director receives annual compensation in the form of an annual cash retainer and an annual equity retainer as noted below:

Board / Committee	Chair (Cash)		Lead Independent Director (Cash)	Member (Cash)		Grant Date Fair Value of Annual Equity Grant

Board of Directors	$125,000	(1)	$95,000	$60,000	(2)	$400,000

Audit Committee	$25,000		—	$12,500		—

Talent and Compensation Committee	$20,000		—	$10,000		—

Nominating and Corporate Governance Committee	$15,000		—	$7,500		—

Science and Technology Committee	$15,000		—	$7,500		—

(1)	Increased from $117,500 in April 2024.

(2)	Increased from $55,000 in April 2024.

Non-employee directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as they serve as directors. Directors who are employees of the Company (i.e., our CEO) do not receive separate or additional compensation for their services as directors or committee members.

Lantheus 2025 Proxy Statement	Director Compensation	34

The following table shows the actual compensation paid to the individuals who served as our non-employee directors in 2024:

Director Compensation

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(3)	Total
Minnie Baylor-Henry (4)	$83,417	$199,997	$199,992	$483,406

Dr. Gérard Ber(5)	$75,917	$199,997	$199,992	$475,906

Julie Eastland(6)	$18,125	$133,263	$133,294	$284,682

Samuel Leno(7)	$94,667	$199,997	$199,992	$494,656

Heinz Mäusli(8)	$82,167	$199,997	$199,992	$482,156

Julie McHugh(9)	$83,417	$199,997	$199,992	$483,406

Gary J. Pruden(10)	$94,667	$199,997	$199,992	$494,656

Dr. James H. Thrall(11)	$90,917	$199,997	$199,992	$490,906

(1)

On March 1, 2024, Ms. Heino retired as CEO and was appointed the Chair of the Board. Effective on the same date, Brian A. Markison, our former Chair of the Board, was appointed our CEO. For information regarding Mr. Markison’s and Ms. Heino’s 2024 compensation, see the Summary Compensation Table below. Dr. Morrow joined the Board on February 1, 2025 and therefore did not receive any compensation in 2024.

(2)

The amounts in the stock awards column reflect the aggregate grant date fair value, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of RSUs (as defined below) granted in 2024, excluding the effect of estimated forfeitures. The aggregate grant date fair value of RSUs is measured based on the closing fair market value of a share of our common stock on the date of grant, multiplied by the number of Shares subject to the award granted. This grant date fair value does not necessarily correspond to the actual value that will ultimately be realized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. The assumptions used in the valuation of stock-based awards are discussed in Note 15 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

(3)

The amounts in the option awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2024. The assumptions used in the valuation of option awards are discussed in Note 15 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

(4)

On May 9, 2024, Ms. Baylor-Henry was granted 2,635 RSUs and stock options for 4,853 Shares as her regular annual director grant. As of December 31, 2024, Ms. Baylor-Henry held 2,635 unvested RSUs and outstanding options to purchase 12,719 Shares, of which options to purchase 4,853 Shares were unvested.

(5)

On May 9, 2024, Dr. Ber was granted 2,635 RSUs and stock options for 4,853 Shares as his regular annual director grant. As of December 31, 2024, Dr. Ber held 2,635 unvested RSUs and outstanding options to purchase 30,200 Shares, of which options to purchase 4,853 Shares were unvested.

(6)

On September 10, 2024, Ms. Eastland was granted 1,345 RSUs and stock options for 2,506 Shares as a prorated portion of her regular annual director grant. As of December 31, 2024, Ms. Eastland held 1,345 unvested RSUs and outstanding options to purchase 2,506 Shares, all of which were unvested.

(7)

On May 9, 2024, Mr. Leno was granted 2,635 RSUs and stock options for 4,853 Shares as his regular annual director grant. As of December 31, 2024, Mr. Leno held 2,635 unvested RSUs and outstanding options to purchase 8,651 Shares, of which options to purchase 4,853 Shares were unvested.

(8)

On May 9, 2024, Mr. Mäusli was granted 2,635 RSUs and stock options for 4,853 Shares as his regular annual director grant. As of December 31, 2024, Mr. Mäusli held 2,635 unvested RSUs and outstanding options to purchase 12,719 Shares, of which options to purchase 4,853 Shares were unvested.

(9)

On May 9, 2024, Ms. McHugh was granted 2,635 RSUs and stock options for 4,853 Shares as her regular annual director grant. As of December 31, 2024, Ms. McHugh held 2,635 unvested RSUs and outstanding options to purchase 12,719 Shares, of which options to purchase 4,853 Shares were unvested.

(10)

On May 9, 2024, Mr. Pruden was granted 2,635 RSUs and stock options for 4,853 Shares as his regular annual director grant. As of December 31, 2024, Mr. Pruden held 2,635 unvested RSUs and outstanding options to purchase 12,719 Shares, of which options to purchase 4,853 Shares were unvested.

(11)

On May 9, 2024, Dr. Thrall was granted 2,635 RSUs and stock options for 4,853 Shares as his regular annual director grant. As of December 31, 2024, Dr. Thrall held 2,635 unvested RSUs and outstanding options to purchase 12,719 Shares, of which options to purchase 4,853 Shares were unvested.

All non-employee directors are subject to the Company’s Stock Ownership and Retention Guidelines described below, which require each director to hold Shares valued at an amount equal to three times the annual cash retainer received for Board services (excluding committee and chair retainers). Until a non-employee director achieves her or his required ownership level, she or he is required to retain 50% of all after-tax Shares issued upon (i) the exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as restricted stock awards (“RSAs”), restricted stock units (“RSUs”), performance-based vesting (“PSAs”) and performance-based restricted stock units (“PSUs”)) granted in or after 2019. Our non-employee directors are required to comply with the Stock Ownership and Retention Guidelines within five years of when the Stock Ownership and Retention Guidelines first apply to them. As of December 31, 2024, each of our directors had either already achieved the requirements under the guidelines or was within the five-year period to comply.

In addition, all directors are subject to the prohibitions on transacting in Company securities described in this Proxy Statement under the heading “Short Term Trading, Hedging and Pledging Prohibition” and our insider trading policy described in this Proxy Statement under the heading “Insider Trading Policy.”

Lantheus 2025 Proxy Statement	Beneficial Ownership	35

Beneficial ownership

Beneficial Ownership of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, except as otherwise indicated in the footnotes below, the information is as of the record date, March 3, 2025. For other shareholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each of those shareholders with the SEC.

Beneficial ownership of Shares is determined under the rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is calculated in part based on 68,480,308 Shares outstanding as of March 3, 2025. Shares underlying RSAs or RSUs that are currently vested or that will vest within 60 days of March 3, 2025, and stock options currently exercisable or exercisable within 60 days of the date of this Proxy Statement, are deemed to be outstanding and beneficially owned by the person holding those RSAs, RSUs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers

Brian A. Markison(1)	68,434	*

Mary Anne Heino(2)	671,699	*

Minnie Baylor-Henry(3)	12,591	*

Dr. Gérard Ber(4)	43,933	*

Julie Eastland(5)	—	*

Samuel Leno(6)	61,735	*

Heinz Mäusli(7)	28,571	*

Julie McHugh(8)	33,848	*

Dr. Phuong Khanh (P.K.) Morrow(9)	—	*

Gary J. Pruden(10)	28,293	*

Dr. James H. Thrall(11)	38,438	*

Robert J. Marshall Jr.(12)	98,597	*

Paul M. Blanchfield(13)	88,389	*

Daniel M. Niedzwiecki(14)	70,124	*

Amanda M. Morgan (15)	11,390	*

Dr. Jean-Claude Provost(16)	13,586	*

Etienne Montagut(17)	84,877	*

All Directors and Executive Officers as a Group (15 persons)(18)	1,256,042	2.0%

5% Shareholders

BlackRock, Inc.(19)	8,600,964	12.6%

The Vanguard Group, Inc.(20)	6,973,141	10.2%

Janus Henderson Group PLC(21)	6,198,689	9.1%

Entities affiliated with Farallon Partners, L.L.C. (22)	5,316,227	7.8%

Lantheus 2025 Proxy Statement	Beneficial Ownership	36

*	Represents beneficial ownership of less than 1% of our outstanding Shares.

(1)

Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 109,580 unvested RSUs, PSUs and stock options held by Mr. Markison.

(2)

Includes 72,619 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 31,962 unvested RSUs, PSUs, and stock options held by Ms. Heino.

(3)

Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Ms. Baylor-Henry.

(4)

Includes 25,347 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Dr. Ber.

(5)	Does not include 1,345 unvested RSUs and 2,506 unvested stock options held by Ms. Eastland.

(6)

Includes 3,798 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Mr. Leno.

(7)

Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Mr. Mäusli.

(8)

Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Ms. McHugh.

(9)	Does not include 563 unvested RSUs and 1,015 unvested stock options held by Dr. Morrow.

(10)

Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Mr. Pruden.

(11)

Includes 7,866 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 2,635 unvested RSUs and 4,853 unvested stock options held by Dr. Thrall.

(12)

Includes 29,871 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 52,613 unvested RSUs, PSUs and stock options held by Mr. Marshall.

(13)

Includes 33,879 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025 and 940 RSUs which will vest within 60 days of March 3, 2025. Does not include 64,106 unvested RSUs, PSUs and stock options held by Mr. Blanchfield.

(14)

Includes 21,109 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025 and 367 RSUs which will vest within 60 days of March 3, 2025. Does not include 43,811 unvested RSUs, PSUs and stock options held by Mr. Niedzwiecki.

(15)

Includes 7,057 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 29,763 unvested RSUs, PSUs and stock options held by Ms. Morgan.

(16)

Includes 10,022 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 45,788 unvested RSUs, PSUs and stock options held by Dr. Provost.

(17)

Includes 17,040 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 41,901 unvested RSUs, PSUs and stock options held by Mr. Montagut.

(18)

Includes 240,876 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 3, 2025. Does not include 389,680 unvested RSUs, PSUs and stock options held by our directors and executive officers as a group.

(19)

Based solely on Amendment No. 5 to Schedule 13G filed on January 23, 2024, by BlackRock, Inc. In that filing, BlackRock, Inc. reports sole voting power with respect to 8,483,927 Shares and sole dispositive power with respect to 8,600,964 Shares, and lists its address as 50 Hudson Yards, New York, New York 10001.

(20)

Based solely on Amendment No. 7 to Schedule 13G filed on February 13, 2024, by The Vanguard Group, Inc. In that filing, The Vanguard Group, Inc. reports sole dispositive power with respect to 6,775,448 Shares, shared voting power with respect to 124,793 Shares and shared dispositive power with respect to 197,693 Shares and lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(21)

Based solely on Amendment No. 2 to Schedule 13G filed on February 14, 2025, by Janus Henderson Group PLC. In that filing, Janus Henderson Group PLC reports shared voting and dispositive power with respect to 6,198,689 Shares and lists its address as 201 Bishopsgate, EC2M 3AE, United Kingdom.

(22)

Based solely on Amendment No. 1 to Schedule 13G filed on February 5, 2025, by Farallon Partners, L.L.C. (the “Farallon General Partner”), which is the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI (each as defined below) and the sole member of each of the FCIP V General Partner (as defined below) and the FHPM General Partner (as defined below), with respect to the Shares held by each of the Farallon Funds (as defined below) other than F5MI (as defined below), and the following associated entities and persons: (i) Farallon Capital Partners, L.P. (“FCP”), (ii) Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii) Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv) Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (v) Four Crossings Institutional Partners V, L.P. (“FCIP V”), (vi) Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (vii) Farallon Capital (AM) Investors, L.P. (“FCAMI”), (viii) Farallon Capital F5 Master I, L.P. (“F5MI”), (ix) Farallon Healthcare Partners Master, L.P. (“FHPM” and, collectively with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, FCAMI and F5MI, the “Farallon Funds”), (x) Farallon Institutional (GP) V, L.L.C. (the “FCIP V General Partner”), which is the general partner of FCIP V, with respect to the Shares held by FCIP V, (xi) Farallon F5 (GP), L.L.C. (the “F5MI General Partner”), which is the general partner of F5MI, with respect to the Shares held by F5MI, (xii) Farallon Healthcare Partners (GP), L.L.C. (the “FHPM General Partner”), which is the general partner of FHPM, with respect to the Shares held by FHPM, and (xiii) each of the following persons, each of whom is a managing member or senior managing member, as the case may be, of the Farallon General Partner and a manager or senior manager, as the case may be, of the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner, with respect to the Shares held by the Farallon Funds (collectively, the “Farallon Individual Reporting Persons”): Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Luo Patrick (Cheng), Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren, and Mark C. Wehrly (collectively, the “Farallon Reporting Persons”). In that filing, the Farallon Reporting Persons collectively reported that they have shared voting and dispositive power with respect to 5,316,227 Shares. The address of the Farallon Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

Lantheus 2025 Proxy Statement	Beneficial Ownership	37

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity incentive plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)

Equity compensation plans approved by security holders(3)	3,173,280	$47.00	3,907,606	(4)

Equity compensation plans not approved by security holders	—	N/A	—

Totals	3,173,280	$47.00	3,907,606

(1)	Includes 460,419 exercisable stock options and 2,712,861 outstanding RSUs, PSUs and unvested stock options.

(2)	These calculations do not take into account the 2,712,861 Shares subject to outstanding RSUs, PSUs and unvested stock options.

(3)

Consists of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), the Lantheus Holdings, Inc. 2013 Equity Incentive Plan, the Lantheus Holdings, Inc. 2005 Stock Incentive Plan (f/k/a Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan), the Lantheus Holdings, Inc. 2018 Performance Incentive Plan (f/k/a Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan), and the 2023 Employee Stock Purchase Plan (“2023 ESPP”).

(4)

Includes Shares available for future issuances of equity awards under the 2015 Equity Incentive Plan and the 2023 ESPP. As of December 31, 2024, there were 3,446,063 Shares available for future issuance under the 2015 Equity Incentive Plan and 461,543 Shares available under the 2023 ESPP.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2024, all transactions were reported on a timely basis except for: a Form 4 for Daniel M. Niedzwiecki to report the withholding of Shares to satisfy tax withholding obligations upon the vesting of restricted stock units on April 17, 2024, which was filed on April 26, 2024, a Form 4 for Dr. Gérard Ber to report the withholding of Shares to satisfy tax withholding obligations upon the vesting of restricted stock units on May 8, 2023, which was filed on May 15, 2024, and a Form 4 for Mary Anne Heino to report the sale of one Share indirectly held by Ms. Heino through a Grantor Retained Annuity Trust on June 7, 2024, which was filed on March 17, 2025.

Lantheus 2025 Proxy Statement	Proposal 2: Advisory Vote to Approve Executive Compensation	38

Proposal 2: Advisory vote to approve executive compensation

We are seeking your advisory vote as required by Section 14A of the Exchange Act, to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Talent and Compensation Committee or the Board of Directors. However, the Talent and Compensation Committee and the Board will review the voting results and strongly take them into consideration when making future decisions regarding executive compensation.

Our executive compensation program is designed to:

•	enable us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•	align the economic interests of our executives with those of our shareholders;

•	reward Company and individual performance; and

•	be well understood and perceived as fundamentally fair to all stakeholders, including participants and shareholders.

Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly tied to the achievement of strategic, operational and corporate performance objectives, as well as our relative performance against comparable companies.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Talent and Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving the goals of our executive compensation program.

Vote Required and Board of Directors’ Recommendation

Although the “say-on-pay” vote we are asking you to cast is non-binding, the Talent and Compensation Committee and the Board value the views of our shareholders and will strongly consider the outcome of the vote when determining future compensation arrangements for our executive officers. Approval of the resolution requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the voting of this proposal. We expect to hold an advisory vote to approve the compensation of our named executive officers annually until the next advisory vote on the frequency of such advisory votes, which will occur no later than our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). Accordingly, we expect that the next “say-on-pay” vote will occur at the 2026 Annual Meeting.

Lantheus 2025 Proxy Statement	Executive Compensation	39

Executive compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. The CD&A also describes the process followed by the Talent and Compensation Committee for making pay decisions, and its rationale for specific decisions related to 2024.

Our NEOs for the year ended December 31, 2024, were:

NEO	Title

Brian A. Markison(1)	Chief Executive Officer

Robert J. Marshall, Jr.	Chief Financial Officer and Treasurer

Paul M. Blanchfield	President

Amanda M. Morgan(2)	Chief Commercial Officer

Daniel M. Niedzwiecki	Chief Administrative Officer, General Counsel and Corporate Secretary

Dr. Jean-Claude Provost(3)	Chief Science Officer

Mary Anne Heino(4)	Former Chief Executive Officer

Etienne Montagut(5)	Former Chief Business Officer

(1)

Mr. Markison, became CEO of the Company and its subsidiaries effective March 1, 2024. Mr. Markison served as Executive Chairman from January 23, 2024, to March 1, 2024, and as non-executive Chair of the Board prior to January 23, 2024.

(2)	Ms. Morgan was promoted to Chief Commercial Officer effective March 25, 2024. She previously served as Senior Vice President of Commercial since November 2022.

(3)

Dr. Provost served as Chief Medical Officer until May 28, 2024 and transitioned to Chief Science Officer on the same date. At the time of the transition, the Board determined that Dr. Provost was no longer an “executive officer” within the meaning of Rule 3b-7 of the Exchange Act or an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act.

(4)	Ms. Heino served as CEO of the Company and its subsidiaries until March 1, 2024. She now serves as the non-executive Chair of the Board.

(5)

Mr. Montagut served as Chief Business Officer until May 30, 2024. Effective May 30, 2024, Mr. Montagut serves as a consultant and is no longer an “executive officer” within the meaning of Rule 3b-7 of the Exchange Act or an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act.

References in the CD&A to compensation decisions and policies applicable to our NEOs are limited to NEOs that were or are serving as executive officers of the Company at the time that such compensation decision was made or at the time that such policy is in place.

EXECUTIVE SUMMARY

Business Summary and Performance Highlights

We are the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. We classify our products into three categories: Radiopharmaceutical Oncology, Precision Diagnostics, and Strategic Partnerships and Other Revenue.

•	Our leading Radiopharmaceutical Oncology product helps healthcare professionals (“HCPs”) Find, Fight and Follow cancer.

•	Our leading Precision Diagnostic products assist HCPs to Find and Follow diseases, with a focus on cardiology.

•

Our Strategic Partnerships include biomarkers and digital solutions in support of our partners’ therapeutic development, out-licensing agreements for non-core assets and optimization of our assets geographically.

2024 was another stellar year for our Company, highlighted by the following:

•

We exceeded our Net Revenue and Bonus Earnings per Share (“Bonus EPS”) (each set forth under the heading “2024 Executive Bonus Plan–Corporate Performance Factor and Actual Achievement” below) targets for the year, as adjusted in December 2024 and further described below.

•

We maintained revenue growth and market leadership with PYLARIFY in the United States, with PYLARIFY revenues in 2024 reaching approximately $1.058 billion, an increase of 24.3% over 2023, and becoming the first ever blockbuster radiodiagnostic.

•

We enhanced our manufacturing footprint, capacity and redundancy across our positron emission tomography (“PET”) manufacturing facilities (“PMFs”) network by qualifying 8 additional sites in 2024, for a total of 62 sites activated as of December 31, 2024.

Lantheus 2025 Proxy Statement	Executive Compensation	40

•	We maintained our market leadership with our Microbubble platform, as DEFINITY delivered record revenue in 2024 of approximately $317.8 million, representing an increase of 13.6% over 2023.

•

In March 2024, we received FDA approval of a supplemental new drug application (“sNDA”) for the use of DEFINITY in pediatric patients with suboptimal echocardiograms, and we have subsequently launched DEFINITY for such use.

•	We executed a series of strategic in-licensing deals and acquisitions, including:

•	the acquisition of Meilleur Technologies Inc., including its asset NAV-4694, an investigational late-stage F-18-PET imaging agent that targets beta amyloid in Alzheimer’s disease.

•

exclusive global licenses from Radiopharm Theranostics Limited for both a monoclonal antibody that targets LRRC15, a preclinical therapeutic candidate targeting osteosarcoma, and a Trophoblast cell surface antigen 2 (“TROP2”)-targeted nanobody, a preclinical stage therapy.

•

global license from Life Molecular Imaging Ltd. (“Life Molecular”) for its clinical stage RM2, a gastrin-releasing peptide receptor-targeting agent, including the associated novel, clinical-stage radiotherapeutic and radiodiagnostic pair.

•

We progressed two major transactions that led to the signing in January 2025 of definitive agreements to acquire Life Molecular and Evergreen Theragnostics, Inc., both of which are subject to customary closing conditions.

•

During 2024, we developed and retained the talent and expertise we have within our organization and successfully recruited key new hires to ensure we have the needed talent to meet our strategic objectives.

Key Compensation Decisions and Actions

Our executive compensation program has three primary elements: base salary, annual cash incentives in accordance with our Executive Team Incentive Bonus Plan (the “2024 Executive Bonus Plan”), and long-term equity incentives. Each of these elements serves a specific purpose in our compensation strategy. Base salary is an essential component of any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term equity incentives drive our NEOs to focus on long-term sustainable shareholder value creation. Based on our performance, and consistent with the design of our program, the Talent and Compensation Committee made the following executive compensation decisions for fiscal year 2024:

Area	Highlights

Base Salary

•  Approved adjustments to our NEOs’ base salaries, except for Mr. Markison, in early 2024, which were implemented on March 25, 2024. Mr. Markison’s base salary was established in January 2024 upon his appointment as our Executive Chairman and was maintained at the same level upon his appointment as our CEO in March 2024.

Executive Bonus Plan

•  At the beginning of fiscal year 2024, approved the design of the 2024 Executive Bonus Plan (as described in detail under the heading “2024 Executive Bonus Plan” below) that:

¡  utilized financial metrics consisting of Net Revenue and Bonus EPS, as well as certain strategic objectives; and

¡  established individual performance objectives for each NEO.

•  In December 2024, the Talent and Compensation Committee approved minor adjustments to the threshold, target, and maximum performance levels for Net Revenue and Bonus EPS to account for the impact of certain events that occurred during 2024 that were not anticipated when the original performance levels were established (i.e., the acquisition of Meilleur Technologies, Inc. and in-licensing deals). The adjustments resulted in a minor increase in payout levels for all our NEOs compared to the payout levels that would have been attained with the original performance levels.

•  In early 2025, the Talent and Compensation Committee reviewed our performance against our corporate metrics and strategic objectives, and each NEO’s performance against their individual performance objectives. Following the Talent and Compensation Committee’s certification of results, our average payout to each NEO, excluding Ms. Heino and Mr. Montagut, under the 2024 Executive Bonus Plan was 124% of target.

Lantheus 2025 Proxy Statement	Executive Compensation	41

Area	Highlights

Equity Compensation

•  Granted annual equity awards to our NEOs, except for Mr. Markison (as described below), in March 2024 consisting of 50% PSUs, 25% RSUs, and 25% stock options. Pursuant to the terms of Mr. Markison’s employment agreement, his initial equity award granted upon hire consisted of 50% PSUs and 50% RSUs. Beginning in 2025, Mr. Markison’s annual equity award will consist of the same mix as provided to our other executive officers.

•  We continued to use relative Total Shareholder Return (“rTSR”) against the S&P 400 Health Care Index as the sole metric to measure performance under the 2024 PSUs.

•  We increased equity award values for certain of our NEOs in 2024 in consideration of our strong performance and continued growth in 2023, as well as our market positioning relative to our peer group.

•  For the PSU awards granted in 2022, we certified our three-year rTSR performance against the S&P 600 Health Care Index, which resulted in the vesting of 200% of the target number of Shares subject to those PSU awards.

•  For the PSUs awarded in March 2025, which are based 100% on rTSR performance, the payout level will be capped at the target level of performance if our absolute Total Shareholder Return (“TSR”) is negative during the performance period.

Executive Benefits

•  Adopted the Lantheus Nonqualified Deferred Compensation Plan (the “LDCP”) in July 2024 to provide key employees, including our NEOs, an additional opportunity for personal financial planning. See the Nonqualified Deferred Compensation Plans section of this Proxy Statement for more information about the LDCP.

•  Adopted financial advisory services and executive physical health programs in 2024 in which key executives, including our NEOs, are eligible to participate. See the Perquisites and Other Benefits section of this Proxy Statement for more information about these two programs.

•  In addition to the benefits listed above, our NEOs are also eligible to participate in other retirement, welfare, and employee-benefit programs that are available to all of our eligible employees.

Stock Ownership Guidelines

•  Following a review of market practices, and to further enhance the alignment of our executive officers’ and shareholders’ interests, we increased our stock ownership guidelines from 3x to 6x base salary for our CEO and from 1x to 2x base salary for our other executive officers. See the Stock Ownership and Retention Guidelines section of this Proxy Statement for more information.

Advisory “Say-on-Pay” Vote

Each year, we carefully consider the results of our shareholder “say-on-pay” vote from the preceding year. At our 2024 Annual Meeting of Shareholders, approximately 97% of the votes were cast in favor of the compensation of our NEOs, as disclosed in our 2024 Proxy Statement. The Talent and Compensation Committee considered the results of the 2024 shareholder advisory vote on executive compensation when determining our 2025 executive compensation and will continue to consider our say-on-pay results, as well as feedback we receive throughout the year when making decisions about our executive compensation program.

Lantheus 2025 Proxy Statement	Executive Compensation	42

Key Compensation Governance Attributes

We believe that a sound executive compensation program is grounded in key governance practices. Below is a summary of what we consider to be the good governance features of our executive compensation program:

What We Do

- Engage and consult with an independent compensation consultant
- Benchmark our pay practices for reasonableness
- For all pay elements, target the median of the market, comprised of the compensation peer group described below and appropriately scoped survey data
- Include maximum payout levels in our Executive Bonus Plan and PSUs
- Cap payouts for rTSR PSUs at target if absolute TSR is negative (new for 2025)
- Maintain stock ownership and retention guidelines that require non-employee directors and executives to retain half of all vested equity grants (on an after-tax basis) until ownership requirements are met
- Utilize "double-trigger" vesting on equity awards in the event of a change in control
- Maintain the ability to clawback compensation
- Annually perform a risk assessment of our pay program

What We Don't Do

- No guaranteed salary increases
- No payout of dividends on unearned stock awards
- No defined benefit pension plans
- No gross-ups on excise taxes
- No hedging or pledging of Company stock
- No repricing of stock options

WHAT GUIDES OUR PROGRAM

Compensation Philosophy

The core philosophy of our executive compensation program is to support our primary objective of being a provider of innovative diagnostics, radiotherapeutics, and artificial intelligence solutions designed to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Specifically, the Talent and Compensation Committee believes the most effective executive compensation program for all executives, including NEOs:

While we do not target any specific mix of compensation, it is our intent to have a significant portion of total compensation be variable in nature to promote a pay-for-performance culture. Further, the Talent and Compensation Committee is committed to a program that contains a strong link between achieving our financial and strategic objectives, and compensation earned or awarded to further support this culture.

Lantheus 2025 Proxy Statement	Executive Compensation	43

Our compensation philosophy allows for flexibility in establishing compensation levels and pay mix for executives. This flexibility is important to ensure our executive compensation program is competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our NEOs. The CEO’s target compensation places a greater emphasis on variable compensation than that of the other NEOs because our CEO’s actions have a greater influence on the performance of the Company as a whole. For all NEOs, the mix of target compensation elements is heavily weighted toward variable compensation with a balanced focus on strategic, financial, and stock performance.

The Talent and Compensation Committee considers the following factors when determining compensation for our executive officers, including our NEOs:

The weighting of these and other relevant factors is determined on an individual basis for each executive officer after consideration of the relevant facts and circumstances.

The Talent and Compensation Committee targets the 50th percentile of the market for target compensation opportunities but reserves the right to compensate NEOs above or below that level based on the factors identified above. Further, actual compensation earned can be greater or less than target compensation based on Company and individual performance.

Lantheus 2025 Proxy Statement	Executive Compensation	44

Elements of Compensation

Our executive compensation program is designed to achieve several important objectives, which we articulate in our compensation philosophy above. We accomplish these objectives through different elements of compensation, each with its purpose, operation, and timing. Below is a summary of each of the primary elements of our executive compensation program, the purpose of each such element, and the general timing of when each element is adjusted, or awards are granted, as applicable.

	Pay Element	Payment Form	Description/Objectives	Timing

Fixed	Base Salary	Cash	Fixed amount to attract and retain executive talent needed to achieve our Company objectives and strategy.	Initial base salaries are set at the time of hire and adjustments to base salaries are typically made in the first quarter of each year. The Talent and Compensation Committee may also adjust base salaries at any point during the year as it determines appropriate.

Variable	Executive Bonus Plan	Cash	Performance-based compensation used to motivate and reward individuals to achieve pre-established Company goals and promote individual performance.	Measured and paid out on an annual basis. Goals are typically set in the first 90 days of the year, and payouts are made upon completion of the year following determination of results and Talent and Compensation Committee approval of payouts.

Variable	Long-Term Incentives	Equity	Variable incentive compensation consisting of a mix of predominantly performance-based, but also time-based, equity awards. This approach promotes performance, supports retention, and creates shareholder alignment.	Generally granted at the time of hire or promotion, and annually following the close of the previous fiscal year.

2024 Total Target Compensation Pay Mix

Our executive compensation program emphasizes variable pay, with a balance of cash incentives and long-term equity. Our 2024 program maintained an emphasis on long-term equity incentives, which represented the largest percentage of total target compensation for our NEOs for 2024. The charts below show the mix of 2024 total target compensation for Mr. Markison, who has served as our CEO since March 2024, and our average for other NEOs. Target compensation levels for Ms. Heino and Mr. Montagut are not included, given they both ceased to be employed by the Company in 2024.

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2024 CEO Pay Mix[1]

9%
9%
82%
91%

2024 Average Other NEO Pay Mix[1],[2]

18%
10%
72%
82%

Base Salary | Target Bonus | Target Long-Term Incentives | Variable Compensation

(1)	May not add to 100% due to rounding.

(2)	Excludes a retention RSU award granted to Dr. Provost in June 2024.

The Decision-Making Process

The Talent and Compensation Committee monitors, discusses, reviews, recommends, and approves certain actions related to executive compensation and our overall executive compensation program. The Talent and Compensation Committee uses an independent compensation consultant in nearly all cases to assist the Talent and Compensation Committee in its deliberations and decision-making process. Certain management team members also assist in developing materials and explaining aspects of our compensation program.

•

Role of the Talent and Compensation Committee. The Talent and Compensation Committee is responsible for assisting the Board of Directors in establishing and overseeing our executive compensation program. This includes the following key responsibilities:

•

overseeing our strategy and practices relating to human capital management, including with respect to recruitment, hiring, onboarding, management, development, and retention; workplace environment and culture; employee engagement; diversity, equity, inclusion, and belonging; and pay equity;

•	determining and approving the compensation of our CEO and other executive officers;

•

administering our equity and cash incentive compensation plans, including authorizing and granting awards under these plans, and monitoring compliance by management with those rules, policies and guidelines for the issuance of awards pursuant to those plans as established by the Talent and Compensation Committee or the Board;

•

overseeing legal and regulatory compliance and risk with respect to employee compensation and certain employee-related matters, including the preparation of any related, required disclosures under SEC and Nasdaq rules; and

•	undertaking succession planning for executive officers and senior management other than the CEO (CEO succession planning is the purview of our Nominating and Corporate Governance Committee).

Our Talent and Compensation Committee typically reviews and discusses management’s proposed compensation with our CEO for all executive officers other than our CEO. Following the Talent and Compensation Committee’s discussions with management and consideration of the CEO’s performance and market data provided by Pearl Meyer (described below), the Talent and Compensation Committee then consults with the Board about the compensation of our CEO before approving the CEO’s compensation. The Talent and Compensation Committee meets regularly throughout the year.

•

Role of our CEO. Our CEO reports to our Talent and Compensation Committee on the individual performance and contributions of each of the other executive officers and with the benefit of market data provided by Pearl Meyer, annually makes recommendations to the Talent and Compensation Committee regarding base salary, Executive Bonus Plan performance targets and payouts, and equity awards. The Talent and Compensation Committee reviews and considers those recommendations but ultimately retains full discretion and authority over the final compensation decisions for the executive officers. Our CEO, in consultation with other members of management, also recommends the Company objectives which are used for our Executive Bonus Plan.

Lantheus 2025 Proxy Statement	Executive Compensation	46

•

Role of our Independent Compensation Consultant. Pursuant to its charter, the Talent and Compensation Committee has the sole authority to retain compensation consultants to assist in evaluating executive compensation. For 2024, our Talent and Compensation Committee engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer provides information and advice to our Talent and Compensation Committee on all aspects of the Talent and Compensation Committee’s key responsibilities and attends Talent and Compensation Committee meetings and calls at the request of the committee. Our Talent and Compensation Committee considered the relationship that Pearl Meyer has with us, the members of our Board, and our executive officers, and, based on its evaluation, the Talent and Compensation Committee has affirmatively determined that Pearl Meyer is serving as an independent and conflict-free advisor to the Talent and Compensation Committee.

Market Benchmarking

Our Talent and Compensation Committee utilizes a compensation peer group (which is reviewed and updated at least annually) and other current market data (which is updated regularly) in making compensation decisions. This information provides context for the Talent and Compensation Committee in setting target compensation levels going forward.

The Talent and Compensation Committee reviews our compensation peer group as part of its annual governance process. In July 2024, the Talent and Compensation Committee conducted an in-depth assessment of our 2023 peer group to evaluate if those companies have kept pace with the change to our business and the evolving market for talent in which we compete. At the recommendation of Pearl Meyer, the Talent and Compensation Committee identified appropriate changes to our 2024 peer group based on the following criteria:

Screening Criteria	Description

Industry	U.S.-based publicly traded companies in the commercial biotechnology, pharmaceutical, healthcare supplies, and life science tools and services industries

Size	1/3x to 3x Lantheus’ trailing 12 months revenue and market capitalization and fewer than 10,000 employees

Other	Prioritized companies with similar size and valuation characteristics and considered (i) companies with a focus in diagnostics, imaging, injectable products, and/or oncology indications, (ii) companies with a Massachusetts headquarters, (iii) companies considered peers by shareholder advisory firms, and (iv) companies that are frequent peers of our peers

Based on the screening criteria and other factors previously mentioned, Pearl Meyer recommended, and the Talent and Compensation Committee approved, minor changes to our peer group for 2024, which resulted in the removal of 10x Genomics (TXG) and Amphastar Pharmaceuticals (AMPH) and the addition of Apellis Pharmaceuticals (APLS) and Waters (WAT). Our updated peer group is listed below:

Lantheus 2025 Proxy Statement	Executive Compensation	47

The companies included in this 18-company peer group were determined to be reasonably sized relative to Lantheus based on the following statistics*:

Peer Group Statistics	Revenue	Market Capitalization
75th Percentile	$ 2,492M	$14,179M
50th Percentile	$ 1,565M	$ 8,323M
25th Percentile	$ 936M	$ 6,608M
Lantheus	$ 1,366M	$ 8,568M

*

For both Lantheus and peers, revenue is based on publicly available trailing four quarters data information, generally as of March 31, 2024, and market capitalization is as of July 11, 2024 (the date on which Pearl Meyer formulated its recommended peer group).

As discussed above, the Talent and Compensation Committee reviews data on total compensation and individual elements of compensation (i.e., base salary, and short-term and long-term incentives, each, at target) for similarly-situated positions, compensation program design, and other key compensation program attributes of companies in this peer group. In addition to the publicly available compensation information of our peer group of companies, the Talent and Compensation Committee also utilizes broader market survey data (based on our size and industry) provided by Pearl Meyer to evaluate the competitiveness of compensation levels from time to time and to provide the Talent and Compensation Committee with a composite market perspective and to help inform decision-making relating to the Company’s executive compensation programs. As discussed above, the Talent and Compensation Committee also considers the factors described under the heading “Compensation Philosophy” above in making compensation decisions for individual executive officers.

2024 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salaries

Base salaries provide competitive, fixed compensation to attract and retain talent needed to achieve our Company objectives and strategy. The Talent and Compensation Committee typically reviews and approves our NEOs’ annual base salaries in the first quarter of the year. The Talent and Compensation Committee considers multiple factors in its review, including market data provided by Pearl Meyer, the Company’s needs, and corporate and individual executive performance. The Talent and Compensation Committee may also approve base salary adjustments in connection with other factors, such as promotions or changes in roles and responsibilities. Base salaries for our NEOs as of December 31, 2023 and December 31, 2024, are shown below:

NEO	Base Salary at December 31, 2023	Base Salary at December 31, 2024	% Change
Brian A. Markison(1)	N/A	$950,000	N/A
Robert J. Marshall, Jr.	$650,000	$676,000	4.0%
Paul M. Blanchfield	$650,000	$676,000	4.0%
Amanda M. Morgan(2)	$450,000	$525,015	16.7%
Daniel M. Niedzwiecki	$540,000	$561,600	4.0%
Dr. Jean-Claude Provost(3)	$540,000	$556,200	3.0%
Mary Anne Heino(4)	$886,000	N/A	N/A
Etienne Montagut(5)	$575,000	N/A	N/A

(1)

As of December 31, 2023, Mr. Markison served as our non-executive Chair of the Board and did not receive a base salary. Mr. Markison’s 2024 base salary was established upon his appointment as our Executive Chairman on January 23, 2024, and no additional adjustment was made when he was appointed as our CEO on March 1, 2024.

(2)	Ms. Morgan’s 2024 base salary increase was in connection with her promotion to our Chief Commercial Officer in March 2024.

(3)

Dr. Provost served as Chief Medical Officer until May 28, 2024, and transitioned to Chief Science Officer on the same date. At the time of the transition, the Board determined that Dr. Provost was no longer an “executive officer” within the meaning of Rule 3b-7 of the Exchange Act or an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act.

(4)	Ms. Heino was no longer an employee of the Company as of December 31, 2024. She did not receive a salary increase in 2024 prior to her transition to our non-executive Chair of the Board.

(5)	Mr. Montagut was no longer an employee of the Company as of December 31, 2024. He did not receive a salary increase in 2024 prior to his departure.

Lantheus 2025 Proxy Statement	Executive Compensation	48

2024 Executive Bonus Plan

General Design

At the beginning of 2024, the Talent and Compensation Committee established the design parameters for the 2024 Executive Bonus Plan in which all of our executive officers, including our NEOs, participate. The 2024 Executive Bonus Plan is intended to motivate and reward our executives for achievements relative to our corporate and individual objectives and expectations for 2024. The 2024 Executive Bonus Plan consists of the following components:

Payouts under the 2024 Executive Bonus Plan are calculated as follows:

The “Corporate Performance Factor” is comprised of a financial component (weighted 70%) and a strategic component (weighted 30%). The financial component consists of two metrics (Net Revenue and Bonus EPS), and payouts are independently determined for each metric using linear interpolation based on actual performance against a predetermined threshold, target, and maximum performance; payout for a specific metric may be $0 if performance falls below threshold performance. The strategic component consists of three objectives, and payouts are determined by the Talent and Compensation Committee based on actual achievement. Performance levels for financial metrics are aligned with our Board-approved budget, and strategic objectives are aligned with our Board-approved strategic plan. The Talent and Compensation Committee approves all objectives at the beginning of the fiscal year. The Corporate Performance Factor is further described in this Proxy Statement under the heading “Corporate Performance Factor and Actual Achievement.”

The “Individual Performance Factor” used in determining payouts for any individual executive under the 2024 Executive Bonus Plan is the percentage reflective of that individual’s performance and achievements during 2024, as determined by the Talent and Compensation Committee, as described in this Proxy Statement under the heading “Individual Performance Assessment and Actual Achievement.”

Each of the Corporate Performance Factor and Individual Performance Factor has an achievement range of 0% to 150%. No individual can receive a payout of more than 225% of her or his target bonus. An individual may earn a 0% payout if the Talent and Compensation Committee determines our Corporate Performance Factor to be 0% or determines an Individual Performance Factor to be 0%.

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Target Bonus Opportunities

Each NEO has a target bonus opportunity that is expressed as a percentage of her or his annual base salary. The Talent and Compensation Committee set the following target bonus opportunities for each NEO for 2024:

NEO(1)	Base Salary at December 31, 2024	Target Bonus (% Salary)	Target Bonus
Brian A. Markison	$950,000	100%	$950,000
Robert J. Marshall, Jr.	$676,000	75%	$507,000
Paul M. Blanchfield	$676,000	60%	$405,600
Amanda M. Morgan	$525,015	50%	$262,508
Daniel M. Niedzwiecki	$561,600	50%	$280,800
Dr. Jean-Claude Provost	$556,200	50%	$278,100

(1)	Ms. Heino and Mr. Montagut were not eligible to receive a payout under the 2024 Executive Bonus Plan since they were not employees of the Company on December 31, 2024.

Corporate Performance Factor and Actual Achievement

Financial Component

The Talent and Compensation Committee selected Net Revenue and Bonus EPS, weighted 40% and 30% of the payout under the Corporate Performance Factor, respectively, as the financial component metrics for 2024. It is our Talent and Compensation Committee’s belief that:

•	Our long-term success depends on our ability to drive sustainable Net Revenue growth; and

•	Bonus EPS (as defined for compensation program purposes) is a key indicator of our operational performance and profitability and is the basis on which shareholders calculate growth expectations.

In February 2024, the Talent and Compensation Committee established the threshold, target, and maximum performance levels for Net Revenue and Bonus EPS based on our external financial guidance and internal Board-approved budget for fiscal year 2024. For both metrics, targets were established at a level above our actual performance in 2023. The performance range established for Net Revenue was 90% of target for threshold performance and 110% of target for maximum performance, consistent with the range used in 2023. After a review of market practices and consideration of other factors, the Talent and Compensation Committee approved widening the performance range for Bonus EPS in 2024 to 85% of target for threshold performance and 115% of target for maximum performance. In December 2024, the Talent and Compensation Committee approved minor adjustments to the target performance levels to reflect the impact of certain events that occurred during 2024 that were not anticipated when the original performance levels were established (i.e., the acquisition of Meilleur Technologies and in-licensing deals). The adjustments resulted in a 0.5% increase in the Net Revenue performance target and a 2.8% decrease in the Bonus EPS performance target.

The threshold, target and maximum performance levels in place at the end of 2024 for Net Revenue and Bonus EPS are set forth in the table below;(1)

Performance Metric	Weighting	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance (150% Payout)
Net Revenue(2)	40%	$1,319M	$1,465M	$1,612M
Bonus EPS(3)	30%	$5.02	$5.91	$6.79

(1)

As described above, Net Revenue and Bonus EPS thresholds were adjusted to exclude the effects of certain events outside of the ordinary course that occurred during 2024 that were not anticipated when the original performance levels were established.

(2)	“Net Revenue” for purposes of this performance metric means total revenue net of rebates and allowances.

(3)

“Bonus EPS” is used for the Company’s compensation programs and means consolidated net income of the Company, excluding amortization of acquired intangible assets, asset impairment charges, restructuring charges, other charges associated with permitted acquisitions, charges and gains associated with product or business line discontinuance, changes in contingent purchase price, legal settlements, certain transaction-related costs and certain debt refinancing costs that constituted one-time, non-recurring charges which do not represent ongoing costs to the business. Investors should note that the definition of Bonus EPS is similar to Adjusted Fully Diluted EPS that we furnish in our earnings release, but Adjusted Fully Diluted EPS excludes share-based compensation expense whereas the Bonus EPS does not.

Strategic Component

The 2024 Executive Bonus Plan contains a strategic component based on performance against our strategic objectives. The strategic component is weighted at 30% of the total payout under the Corporate Performance Factor. Based on the three strategic objectives approved by the Talent and Compensation Committee at the

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beginning of 2024, which are highlighted below, the Talent and Compensation Committee determined in early 2025 that we had either achieved or exceeded each of our strategic objectives, which resulted in the strategic component being earned at 118% of target.

Strategic Objective	Achievement	Rating

Grow PSMA PET market and strengthen PYLARIFY brand leadership	• Delivered full year PYLARIFY revenue above targeted amount.	Exceeded expectations
	• PYLARIFY revenue market share slightly below targeted percentage.	Below expectations
	• Activated additional PMFs, bringing our total up to 62 activated sites as of December 31, 2024.	Achieved expectations
	• Achieved our targeted batch efficiency doses per batch for PYLARIFY.	Achieved expectations
	• On track with respect to our Process Performance Qualification (PPQ) timeline.	Achieved expectations

•  CMS implemented its final rule that created separate payment for radiodiagnostics in 2025; we entered into strategic partnerships with a vast majority of our hospital and free-standing imaging business.

Exceeded expectations

Solidify our Cardiology Franchise	• Delivered full year DEFINITY revenue above targeted amount.	Exceeded expectations
	• Increased DEFINITY dose market share in the United States.	Exceeded expectations
	• Received FDA approval of our sNDA for the use of DEFINITY in pediatric patients with suboptimal echocardiograms in March 2024, and we subsequently launched DEFINITY for such use.	Achieved expectations
	• Progressed the automation of our manufacturing on time and at the budgeted cost.	Achieved expectations

Progress PNT2002 clinical plan and prepare for future new drug application (“NDA”) submission	• Progressed manufacturing and test method qualifications for PNT2002.	Achieved expectations

•  Announced the second interim analysis for SPLASH, which performed at 75% of protocol pre-specified overall survival events demonstrated results for both rPFS and OS that did not materially change from our previous interim analysis at 46% of pre-specified OS events in 2023.

Below expectations
	• Planned meeting with FDA to discuss path forward based on results of interim analyses.	Below expectations

Expand our pipeline via lifecycle management, strategic transactions, and Biomarker Solutions	• Executed on a series of in-licensing deals, including TROP2, LRRC15, and RM2, to expand our early-stage oncology portfolio.	Exceeded expectations
	• Acquired Meilleur Technologies Inc. in June 2024, including the biomarker NAV-4694.	Exceeded expectations
	• Progressed PYLARIFY lifecycle management efforts.	Achieved expectations
	• Held a pre-NDA meeting with the FDA for MK-6240.	Exceeded expectations
	• Signed multiple collaboration deals with pharmaceutical companies and have progressed additional potential transactions with respect to our Biomarkers Solutions business.	Achieved expectations
	• Progressed two major transactions that were signed in January 2025, including negotiations and diligence.	Exceeded expectations

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Based upon our overall performance in 2024, in February 2025, our Talent and Compensation Committee approved a Corporate Performance Factor of 119.2% of target, as highlighted below:

Performance Metric	Weighting	Target Performance	Actual Performance	Payout as % of Target	Weighted Payout %
Net Revenue	40%	$1,465M	$1,533M	123%	49.4%
Bonus EPS	30%	$5.91	$6.17	115%	34.4%
Strategic Component	30%	100%	118%	118%	35.4%
Corporate Performance Factor:					119.2%

Without the adjustments to the Net Revenue and Bonus EPS performance levels, the Corporate Performance Factor would have been 117.3%, slightly lower than the Corporate Performance Factor approved by the Talent and Compensation Committee.

Individual Performance Factor and Actual Achievement

The 2024 Executive Bonus Plan also contained an Individual Performance Factor that aligns each NEO’s incentive compensation outcomes with her or his specific individual performance and achievements during 2024. The Talent and Compensation Committee reviewed the CEO’s assessment of each NEO’s performance and, in consultation with the non-executive Chairperson of the Board, assessed the CEO’s performance. Each NEO was given an Individual Performance Factor, multiplied by the effective Corporate Performance Factor score, to calculate their 2024 Executive Bonus Plan payout. Individual performance was not assessed for Ms. Heino or Mr. Montagut since neither were eligible to receive a payout under the 2024 Executive Bonus Plan.

The following is a summary of each NEO’s Individual Performance Factor score and the performance and achievements that the Talent and Compensation Committee specifically recognized in determining that Individual Performance Factor score:

NEO	Individual Performance Factor	Talent and Compensation Committee Recognized Achievements

Brian A. Markison	105%

•   Successfully transitioned as CEO, effectively articulating and driving company strategy to optimize shareholder value.

•   Enhanced and prioritized M&A efforts that align to long-term strategy and pipeline including global rights to Life Molecular’s RM2 and acquisition of Meilleur Technologies, Inc.

•   Continued to drive performance of PYLARIFY and DEFINITY while ensuring the organization effectively leveraged resources to meet shareholder returns with achievement against our financial goals.

•   Focused on driving a performance-based culture.

Robert J. Marshall, Jr.	105%

•   Provided strong financial management of Lantheus’ capital structure and balance sheet.

•   Continued leadership over ERP implementation, managing stabilization period and navigating system optimization.

•   Attracted key talent for critical roles within the Finance organization.

Paul M. Blanchfield	105%

•   Successfully supported CEO transition collaborating with new CEO to manage long-term strategy and day-to-day operations.

•   Continued uptake of responsibilities in role, including coaching the Chief Commercial Officer in expanded role and navigating the Chief Medical Officer transition.

•   Worked to build bridges across the organization with peers and outside his remit, balancing strategic perspective, listening, and desired outcomes.

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NEO	Individual Performance Factor	Talent and Compensation Committee Recognized Achievements

Amanda M. Morgan	105%

•   Developed and executed strategy to navigate competitive headwinds, including expanded PMF partnership, strategic contracting, Five Star Alliance, and led the outperformance of the PYLARIFY budget.

•   Attracted key talent for critical roles within the Commercial organization.

Daniel M. Niedzwiecki	105%

•   Managed the diligence and execution of key acquisition targets and partnerships.

•   Elevated enterprise risk and compliance management function in their corporate oversight.

•   Attracted key talent for critical roles within the Human Resources organization.

•   Proactive enterprise wide thought partner, elevating the organization to new standards.

Dr. Jean-Claude Provost	100%

•   Supported Chief Medical Officer onboarding and transition plan.

•   Supported the CEO and executive team on early-stage assets and external M&A opportunities.

•   Provided broad organizational support across R&D and business development infrastructure.

Final Payouts under the 2024 Executive Bonus Plan

The approved Corporate Performance Factor and Individual Performance Factors for each NEO, other than Ms. Heino and Mr. Montagut, produced the following payouts under the 2024 Executive Bonus Plan:

NEO	Base Salary at December 31, 2024		Target Bonus %		Corporate Performance Factor		Individual Performance Factor		Resulting Payout
Brian A. Markison	$950,000	x	100%	x	119.2%	x	105%	=	$1,189,020
Robert J. Marshall, Jr.	$676,000	x	75%	x	119.2%	x	105%	=	$634,561
Paul M. Blanchfield	$676,000	x	60%	x	119.2%	x	105%	=	$507,649
Amanda M. Morgan	$525,015	x	50%	x	119.2%	x	105%	=	$328,554
Daniel M. Niedzwiecki	$561,600	x	50%	x	119.2%	x	105%	=	$351,449
Dr. Jean-Claude Provost	$556,200	x	50%	x	119.2%	x	100%	=	$331,495

Based on the Talent and Compensation Committee’s certification of results, our NEOs received 124% of their target bonuses on average.

Long-Term Incentives

Long-term equity compensation provides incentives for our NEOs to execute longer-term financial goals that drive shareholder value creation and support the Company’s leadership talent retention objectives. For 2024, our target mix for annual long-term incentive awards consisted of PSUs, RSUs, and stock options, as shown below:

Annual grants of PSUs, to the extent earned based on performance, cliff vest on the third anniversary of the grant date, subject to continued service by the award recipient. Annual grants of RSUs and stock options vest in equal installments on each of the first three anniversaries of the grant date, subject to continued service by the award recipient.

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In March 2024, in consultation with Pearl Meyer, the Talent and Compensation Committee granted PSUs utilizing the following design:

rTSR is determined by comparing the performance of the Company’s share value (including stock price and the value of distributions made to shareholders) against companies in the S&P 400 Health Care Index over a cumulative three-year performance period measured from January 1, 2024, to December 31, 2026. The relative changes in share prices during the performance period will be measured using an average of the closing prices during the 30 trading days at the beginning and the end of the performance period. The payout schedule determined by the Talent and Compensation Committee for the 2024 PSUs is as follows:

Lantheus rTSR Performance	Payout as a Percentage of Target
75th Percentile and Above (maximum)	200%
50th Percentile (target)	100%
25th Percentile (threshold)	50%
Below 25th Percentile	0%

Comparator companies must have measurable data for the duration of the performance period to be used in the final rTSR calculation. In the event the Company’s rTSR percentile rank for the performance period falls between any of the percentiles set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between those percentiles.

Long-term Incentive Award Values for 2024

The target values of annual long-term incentive awards for our NEOs in 2024 were as follows:

NEO	PSUs(1)	RSUs	Stock Options	2024 Total LTI Value
Brian A. Markison(2)	$4,250,000	$4,250,000	—	$8,500,000
Robert J. Marshall, Jr.	$1,575,000	$787,500	$787,500	$3,150,000
Paul M. Blanchfield	$1,575,000	$787,500	$787,500	$3,150,000
Amanda M. Morgan	$750,000	$375,000	$375,000	$1,500,000
Daniel M. Niedzwiecki	$1,312,500	$656,250	$656,250	$2,625,000
Dr. Jean-Claude Provost(3)	$800,000	$400,000	$400,000	$1,600,000
Etienne Montagut	$1,350,000	$675,000	$675,000	$2,700,000

(1)

For PSUs, the value shown reflects the approved PSU value. This is not the grant date fair value under FASB ASC Topic 718 and thus may differ from amounts disclosed in other sections of this Proxy Statement.

(2)

Pursuant to Mr. Markison’s employment agreement, his 2024 annual long-term incentive award consisted of 50% PSUs and 50% RSUs. Beginning in 2025, his annual long-term incentive award will consist of the same mix as provided to our other executive officers.

(3)

Dr. Provost also received an award of RSUs with a fair market value of $500,000 in June 2024 as a retention mechanism following his transition from our Chief Medical Officer to our Chief Science Officer. This award is excluded from the table above.

Due to the timing of her transition to our non-executive Chair of the Board, Ms. Heino did not receive an annual long-term incentive award as an employee and instead received an annual long-term incentive award pursuant to our director compensation program in 2024.

Payout of 2022 PSUs

The annual PSUs that were granted to each of our NEOs (other than Mr. Markison, Ms. Morgan, and Dr. Provost) on March 3, 2022 (the “2022 PSUs”) became earned and settled in March 2025 at 200% of target (i.e., maximum

Lantheus 2025 Proxy Statement	Executive Compensation	54

performance achievement). In February 2025, the Talent and Compensation Committee certified achievement at 200% of target as a result of our 100th percentile TSR relative to the constituents of the S&P 600 Health Care Index over the three-year performance period that began January 1, 2022 and ended December 31, 2024. The number of Shares earned and vested under the 2022 PSUs relative to the target number of Shares awarded are shown below:

Name	Target PSUs Awarded	Resulting Share Payout
Robert J. Marshall, Jr.	17,274	34,548
Paul M. Blanchfield	13,769	27,538
Daniel M. Niedzwiecki	10,514	21,028
Mary Anne Heino	50,070	100,140
Etienne Montagut	11,896	23,792

Equity Treatment Upon Retirement

Certain of our equity agreements contain a retirement feature to help facilitate orderly transitions from the Company upon retirement and to provide competitive hiring and retention advantages within our overall compensation program. For executive officers, including our NEOs, who (i) retire from the Company at age 55 or older and who have provided service to the Company for at least 10 years (and met any other requirements set forth in the applicable equity agreement) and (ii) provide any required notice specified in the applicable equity agreement, outstanding long-term incentive awards will be treated as follows at the time of retirement:

•	Vested stock options will have an extended exercise period through the shorter of the third anniversary of the retirement date or the original award expiration date;

•

Unvested PSUs will continue to remain outstanding and will be earned according to the Company’s actual performance under the PSUs’ original performance measures, performance periods and vesting dates, prorated for the actual number of days the executive officer is employed during the performance period relative to the total number of days in the performance period; and

•	Unvested time-based RSUs will be forfeited.

This feature is included in the applicable award agreements for long-term incentive awards made in or after fiscal year 2022. As of December 31, 2024, Mr. Markison and Ms. Heino are the only NEOs who have met the retirement qualifications.

Changes for 2025

For 2025, the Talent and Compensation Committee approved the same long-term incentive mix and PSU program design as utilized in 2024 (including use of rTSR as the sole metric under the PSU program) except that, beginning with PSUs granted in March 2025, the payout of such PSUs will be capped at the target level of performance if our absolute TSR is negative during the performance period. This change was implemented after a review of market practices and to mitigate the potential for a wide misalignment between shareholder experience and executive payouts.

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OTHER PRACTICES, POLICIES, AND GUIDELINES
Stock Ownership and Retention Guidelines
The Company has Stock Ownership and Retention Guidelines intended to promote long-term stock ownership on the part of our CEO and our executive officers who are Senior Vice Presidents or above and directly report to the CEO (which includes our NEOs), and all other employees designated in advance by our Talent and Compensation Committee. In October 2024, our Talent and Compensation Committee approved an increase to the minimum required ownership levels, determined as a multiple of base salary, for our CEO and other executive officers to better align with market practices among companies of Lantheus’ size. The updated ownership levels are shown in the table below:

Role	Stock Ownership Required as a Multiple of Salary
Chief Executive Officer	6x
Other Executive Officers	2x
All executives have five years after their initial appointment as an executive officer to achieve the minimum ownership requirement. Shares counted toward achievement of a participant’s minimum required ownership level include Shares owned outright, Shares held in the Company’s Employee Stock Purchase Plan, Shares held in trust for the sole benefit of a participant or their immediate family members residing in the same household, and, effective January 1, 2025, unvested time-based restricted stock or RSUs. Shares subject to unexercised stock options and unvested PSUs do not count toward the minimum required ownership level. Until an executive officer achieves her or his required ownership level, she or he is required to retain 50% of all after-tax
Shares issued upon (i) exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as RSAs, RSUs, PSAs and PSUs). As of December 31, 2024, each of our NEOs either already achieved the requirements under the Stock Ownership and Retention Guidelines or was within the five-year period to comply.
Clawback Policy
Effective October 2, 2023, we amended and restated our existing clawback policy to adhere to the Nasdaq listing standards and the rules of the SEC. This policy requires the Talent and Compensation Committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives (including former executives in certain circumstances) to the extent such compensation has been granted, earned or vested based wholly or in part upon the attainment of certain financial reporting measures in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the clawback policy, the Talent and Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. The recovery period relates to the three completed fiscal years immediately preceding the restatement date.
Additionally, in the event we are required to prepare an accounting restatement, our clawback policy also provides the Talent and Compensation Committee the discretion to recoup (or require repayment and/or other forfeiture of) additional cash or equity compensation (regardless of whether it is time-based or performance-based) from current executives, including our NEOs, that has been granted, earned or vested based on criteria other than the attainment of certain financial reporting measures.
Our amended and restated clawback policy is included as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Insider Trading Policy
Our Board has adopted an insider trading policy governing the purchase, sale and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards. The policy prohibits our directors, officers, employees and certain other covered persons from illegally trading in Company securities and related derivative securities while aware of material non-public
information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our General Counsel prior to trading. Our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2024.

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Short Term Trading, Hedging and Pledging Prohibition
We have policies and procedures in place that strictly prohibit all directors and employees, including NEOs, and their related parties (i.e., their immediate family members, affiliated investment vehicles and persons who have delegated investment decisions to them) (collectively, “Company Insiders”) from engaging in short-term or speculative transactions in the Company’s securities. These prohibitions are intended to align the interests of Company Insiders with those of all shareholders, mainly by requiring Company Insiders to take on the full risks and rewards of ownership of Company securities, incentivizing directors and officers to improve the Company’s performance, removing undue focus on the Company’s short-term stock market performance (versus the Company’s long-term business objectives) and avoiding the appearance that trading is based on inside information and the appearance of other improprieties.
To those ends, the Company prohibits Company Insiders from:

•	selling Company securities within six months of purchasing Company securities in the open market;

•	holding Company securities in margin accounts;

•	pledging Company securities as collateral for loans or other obligations;

•	transacting Company securities through puts, calls or other derivative securities, on an exchange or in any other organized market;

•	hedging or monetization transactions with Company securities, such as zero-cost collars and forward sale contracts; and

•	engaging in short selling of the Company securities.
The Company does not grant exceptions to these policies and reserves the right to impose sanctions on any Company Insiders who violate these policies, including termination of employment or service for cause. No categories of hedging transactions are specifically permitted.
Post-Employment Compensation Arrangements
Payments upon Termination or Change of Control
In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, we provide our NEOs with severance and “double trigger” change of control benefits in connection with certain qualifying terminations of employment. We believe that providing our NEOs with market-competitive employment protections in the event of certain employment terminations serves as an important retention tool and ensures that they remain dedicated, motivated, and focused on achieving the best results for our shareholders. Additional details on these arrangements can be found in this Proxy Statement under the heading “
Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control
.”
Mr. Montagut’s Consulting Agreement
In connection with his departure as our Chief Business Officer on May 30, 2024, we entered into a Consulting Agreement, dated May 30, 2024, with Mr. Montagut (the “Montagut Agreement”), whereby Mr. Montagut ceased being an executive officer and our Chief Business Officer effective and beginning May 30, 2024. Under the terms of the Montagut Agreement, Mr. Montagut became an independent contractor to provide specified transaction support, knowledge transfer, and other services as requested by us through the earliest of (i) May 30, 2027, (ii) a change in control of the Company, or (iii) a termination date as determined by us or Mr. Montagut (“the Consulting Period”). During the Consulting Period, Mr. Montagut will continue to vest in his outstanding equity awards pursuant to the terms applicable at the time the awards were granted and will be reimbursed for pre-approved
and documented
out-of-pocket
expenses incurred. The Montagut Agreement also provides for continued vesting or acceleration of unvested equity awards in connection with certain qualifying terminations of the Montagut Agreement or a change of control of the Company, respectively. Additional details on these arrangements can be found in this Proxy Statement under the heading “
Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control
.”
Retirement Benefits
We offer a 401(k) qualified defined contribution plan in which our employees, including our NEOs, are eligible to participate, with a 75% employer match of each participant’s contributions up to 6% of the participant’s eligible compensation.

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Deferred Compensation
In July 2024, our Talent and Compensation Committee adopted the LDCP, which became effective on October 1, 2024, to provide key employees, including our NEOs, with an additional opportunity for personal financial planning. Under the LDCP, which is an elective nonqualified deferred compensation plan, participants are eligible to defer a portion of their base salary and/or Executive Bonus Plan and receive discretionary employer matching credits. In 2024, Mr. Blanchfield and Ms. Morgan each deferred a portion of their 2024 Executive Bonus Plan award into the LDCP. Please see the
Nonqualified Deferred Compensation Plans
section of this Proxy Statement for more information about the LDCP.
Perquisites and Other Benefits
We generally reimburse relocation expenses for newly hired NEOs whom we require to relocate as a condition to their employment with us. We also have paid, and may in the future pay, local housing expenses and travel costs for a limited time for executives who maintain a primary residence outside of a reasonable daily commuting range to our headquarters prior to that executive’s permanent relocation. We believe that these are typical benefits offered by comparable companies to executives who are asked to relocate and that, if we did not offer such assistance, we would be at a competitive disadvantage in trying to attract talented, in-demand
executives who would need to relocate to work for us.
In 2024, we adopted two additional benefits, a financial advisory services program and an executive physical health program, in which key executives, including our NEOs, are eligible to participate. None of our NEOs received reimbursements for costs associated with these programs in 2024. These financial advisory services program provides the NEOs access to Company-provided financial planning advisors, allowing for guidance on complex financial matters, including retirement and estate planning. The executive physical health program provides NEOs with access to comprehensive physical health assessments with a physician in a single appointment.
Our NEOs are also eligible to participate in other welfare and employee-benefit programs that are available to all of our eligible employees.
Compensation Risk Assessment
Each year, with the assistance of Pearl Meyer, its independent compensation consultant, the Talent and Compensation Committee reviews in depth with management our compensation practices and policies from a risk management perspective. We have reviewed our programs and determined (with Pearl Meyer’s concurrence) that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	We provide a balance of fixed and performance-based variable compensation

•	We make use of several different incentive compensation goals

•	Payouts under our Executive Bonus Plan are generally based on the achievement of multiple challenging and clear performance objectives

•
Our long-term incentive grants vest over appropriate time periods, with stock options and RSUs vesting in three equal annual installments of the grant date, and PSUs cliff vesting after a three-year performance measurement period

•	Our Talent and Compensation Committee has discretion to adjust bonus awards should the objective formula yield an inappropriate result

•	Our Talent and Compensation Committee annually reviews our executive compensation peer group for appropriateness

•	We claw back compensation under certain scenarios

•	We have an insider trading policy governing the purchase, sale and other transactions in our securities by our directors, officers, employees and certain other covered persons

•	We have Stock Ownership and Retention Guidelines for our CEO and Senior Vice Presidents and above who directly report to the CEO

•	We have a prohibition on hedging and pledging of Shares

•	All directors serving on the Talent and Compensation Committee are independent

•	We engage and seek the advice of independent compensation consultants

•	We have proper administrative and oversight controls

•	We have an established Talent and Compensation Committee calendar for governance purposes

Lantheus 2025 Proxy Statement	Executive Compensation	58

Impact of Accounting and Tax on the Form of Compensation
The Talent and Compensation Committee and management consider the accounting and, when appropriate, individual and corporate tax consequences of the compensation plans. The Talent and Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC Topic 718, on the Company’s use of long-term equity incentives.
Section 162(m) of the Internal Revenue Code generally limits deductibility by the Company of non-exempt
taxable compensation paid to NEOs to a maximum of $1.0 million per annum. The Talent and Compensation Committee takes into consideration the potential deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Talent and Compensation Committee believes that its primary responsibility is to provide an executive compensation program that attracts, motivates, and retains the level of successful, qualified executive leadership talent necessary to achieve our long-term goals. Accordingly, the Talent and Compensation Committee has paid and may, in its judgment, pay compensation that is limited to tax deductibility, in whole or in part.
Equity Grant Timing and Stock Option Exercise Price
The Company’s practice is generally to grant annual stock awards each year on approximately the fifth trading day following the date that the Company files its Annual Report on Form
10-K
for the prior fiscal year. The timing is designed to ensure that equity awards are granted after the release of material, non-public
information that could result in an increase or decrease in its stock price, even though the dollar value of the equity awards made to award recipients, including our NEOs, is established in advance of the Annual Report on Form
10-K
filing. Supplemental stock awards may be granted throughout the year. Such supplemental stock awards are generally made by determining a dollar value of the equity awards to be made, and then issuing the applicable equity award on the 15th day of the month following such determination based on the closing price as quoted on Nasdaq of the Shares on such 15th day (or next applicable trading day if the stock market is closed on the 15th). Our Talent and Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company based on equity award grant dates.
Award recipients, including our NEOs, derive value from their stock options based on the appreciation in value of the underlying Shares. Under our 2015 Equity Incentive Plan, all stock options must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant, which is determined based on the closing price, as quoted on Nasdaq, of the Shares on the date the awards are granted.
As required by Item 402(x) of Regulation
S-K
under the Exchange Act, we are providing the following information relating to a stock option granted to Mary Anne Heino, our former CEO who now serves as our Chair of the Board, on May 9, 2024, as her regular annual grant for her services as a non-employee
director following her retirement, as such option was granted within four business days prior to filing a Current Report on Form
8-K
reporting that Dr. Jean-Claude Provost, our former Chief Medical Officer, would no longer be serving in that role.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award (1) ($)
Percentage change in the
closing market price of
the securities underlying
the award between the
trading day ending
immediately prior to the
disclosure of material
nonpublic information
and the trading day
beginning immediately
following the disclosure
of material nonpublic
information

Mary Anne Heino	5/9/2024	4,853	$75.90	$199,992	1.9%

(1)
The option award has a
ten-year
term and vests in full on May 9, 2025. The grant date fair value has been calculated in accordance with FASB ASC Topic 718. The exercise price of the option is equal to the closing price of our common stock on the date of grant.

Lantheus 2025 Proxy Statement	Executive Compensation	59

Talent and Compensation Committee Report
The Talent and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, as required by Item 402(b) of the SEC’s Regulation
S-K
and the Talent and Compensation Committee’s Charter. Based on its review and discussion, the Talent and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Talent and Compensation Committee
Gary J. Pruden (Chair)
Minnie Baylor-Henry
Dr. Gérard Ber
Julie McHugh
Dr. James H. Thrall

Lantheus 2025 Proxy Statement	Executive Compensation	60

Summary Compensation Table for Fiscal Years 2024, 2023 and 2022

The following table sets forth certain information with respect to compensation of our named executive officers for the years ended December 31, 2024, and, if applicable, 2023 and 2022:

Name Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Brian A. Markison	2024	$855,000	—	$11,106,152	—	$1,189,020	$250,525	$13,400,697
Chief Executive Officer

Robert J. Marshall, Jr.	2024	$669,000	—	$3,328,227	$787,483	$634,561	$15,525	$5,434,796
Chief Financial Officer and Treasurer	2023	$569,836	—	$2,528,846	$495,933	$718,575	$12,821	$4,326,011
	2022	$496,246	$50,000	$2,068,648	$431,224	$502,337	$11,164	$3,559,619

Paul M. Blanchfield	2024	$669,000	—	$3,328,227	$787,483	$507,649	$15,525	$5,307,884
President	2023	$614,500	—	$3,379,211	$749,918	$548,730	$12,881	$5,305,240
	2022	$468,624	—	$1,875,739	$570,615	$480,060	$13,725	$3,408,763

Amanda M. Morgan(6)	2024	$504,819	—	$1,584,833	$374,975	$328,554	$15,525	$2,808,706
Chief Commercial Officer

Daniel M. Niedzwiecki Chief Administrative Officer, General Counsel and Corporate Secretary	2024	$555,785	—	$2,773,526	$656,224	$351,449	$15,348	$4,352,332
	2023	$527,500	—	$1,795,647	$399,990	$379,890	$12,701	$3,115,728
	2022	$446,495	$50,000	$1,259,104	$262,476	$363,825	$11,611	$2,393,512

Dr. Jean-Claude Provost(7)	2024	$548,526	—	$2,190,556	$399,997	$331,495	$14,769	$3,485,343
Chief Science Officer	2023	$540,000	—	$1,777,514	$399,993	$361,800	—	$3,079,307

Mary Anne Heino(8) Former Chief Executive Officer	2024	$255,577	—	—	—	—	$532,019	$787,596
	2023	$873,628	—	$8,332,445	$1,874,997	$1,484,050	$13,725	$12,578,845
	2022	$833,035	—	$5,996,133	$1,249,974	$1,386,079	$14,224	$9,479,445

Etienne Montagut(9) Former Chief Business Officer	2024	$281,308	—	$2,852,754	$674,991	—	$13,266	$3,822,319
	2023	$459,075	—	$1,517,716	$341,515	$554,760	$13,725	$2,886,791
	2022	$386,573	$100,000	$1,424,605	$296,979	$288,853	$13,725	$2,510,736

(1)

Bonuses were provided in 2022 to Messrs. Niedzwiecki and Montagut in connection with closing of our strategic collaboration with POINT Biopharma Global, Inc. and to Mr. Marshall in recognition of his significant contributions to our credit facility refinancing, convertible note issuance and stock repurchase.

(2)

Reflects the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuation of stock-based awards are discussed in Note 15 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025. The table below shows the grant date fair value of the PSUs included in the stock awards column for each year, and the maximum grant date fair value assuming that the highest level of performance conditions was achieved:

Name	Grant Date	Units Granted (#)	Grant Date Fair Value ($)	Maximum Grant Date Fair Value ($)

Brian A. Markison
PSUs	3/1/2024	65,748	$6,856,201	$13,712,404

Robert J. Marshall, Jr.
PSUs	3/1/2024	24,365	$2,540,782	$5,081,564
PSUs	3/2/2023	13,522	$1,707,964	$3,415,928
PSUs	3/3/2022	17,274	$1,637,402	$3,274,804

Amanda M. Morgan
PSUs	3/1/2024	11,602	$1,209,857	$2,419,714

Paul M. Blanchfield
PSUs	3/1/2024	24,365	$2,540,782	$5,081,564
PSUs	4/17/2023	5,643	$912,925	$1,825,850
PSUs	3/2/2023	13,589	$1,716,427	$3,432,854
PSUs	3/3/2022	13,769	$1,305,164	$2,610,328

Daniel M. Niedzwiecki
PSUs	3/1/2024	20,304	$2,117,301	$4,234,602
PSUs	4/17/2023	2,201	$356,078	$712,156
PSUs	3/2/2023	8,231	$1,039,658	$2,079,316
PSUs	3/3/2022	10,514	$996,622	$1,993,244

Lantheus 2025 Proxy Statement	Executive Compensation	61

Name	Grant Date	Units Granted (#)	Grant Date Fair Value ($)	Maximum Grant Date Fair Value ($)

Dr. Jean-Claude Provost
PSUs	3/1/2024	12,376	$1,290,569	$2,581,138
PSUs	3/2/2023	10,906	$1,377,537	$2,755,074

Mary Anne Heino
PSUs	3/2/2023	51,124	$6,457,472	$12,914,944
PSUs	3/3/2022	50,070	$4,746,135	$9,492,270

Etienne Montagut
PSUs	3/1/2024	20,884	$2,177,784	$4,355,568
PSUs	3/2/2023	9,312	$1,176,199	$2,352,398
PSUs	3/3/2022	11,896	$1,127,622	$2,255,244

(3)

The amounts in the option awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2024. The assumptions used in the valuation of option awards are discussed in Note 15 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

(4)

Represents amounts earned under the Executive Bonus Plan. Unless deferred under the LDCP, 2024 amounts were paid in February 2025. Mr. Blanchfield and Ms. Morgan each elected to defer a portion of their 2024 Executive Bonus Plan award, as described below under the heading “Nonqualified Deferred Compensation Plans”.

(5)

The amounts shown for 2024 consist of 401(k) matching contributions for all NEOs. For Mr. Markison, this value also includes $200,000 for a relocation reimbursement and $35,000 in fees received as a non-employee director for a portion of 2024. For Ms. Heino, this value also includes $502,614 received under our director compensation program ($102,625 in cash, $199,997 in stock awards, and $199,992 in option awards) for service as our non-executive Chair of the Board beginning on March 1, 2024, and $19,080 in COBRA payments from March 1, 2024 to December 31, 2024. The amount reported for Ms. Heino’s stock award reflects the aggregate grant date fair value, calculated in accordance with the FASB ASC Topic 718, of RSUs granted in 2024, excluding the effect of estimated forfeitures. The amount reported for Ms. Heino’s option award reflects the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2024. The assumptions used in the valuation of stock and option awards are discussed in Note 15 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

(6)	Ms. Morgan was not an NEO in 2023 or 2022. In accordance with SEC rules, no amounts are shown for her in these years

(7)	Dr. Provost was not an NEO in 2022. In accordance with SEC rules, no amounts are shown for him for this year.

(8)	Ms. Heino served as our CEO until March 1, 2024.

(9)	Mr. Montagut served as our Chief Business Officer until June 17, 2024. Although he was not an NEO in 2023, Mr. Montagut’s 2023 compensation is included in accordance with SEC rules.

Lantheus 2025 Proxy Statement	Executive Compensation	62

Grants of Plan-Based Awards for Fiscal 2024

The table below provides information regarding awards made to our NEOs during 2024 under the 2024 Executive Bonus Plan and our Equity Incentive Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Units(3) (#)	All Other Option Awards: Securities Underlying Options(4) (#)	Exercise Price of Options(5) ($)	Grant Date Fair Value of Stock and Option Awards(6) ($)
NEO		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Brian A. Markison		—	$950,000	$2,137,500
	3/1/2024				32,874	65,748	131,496				$6,856,204
	3/1/2024							65,748			$4,249,951

Robert J. Marshall, Jr.		—	$507,000	$1,140,750
	3/1/2024				12,183	24,365	48,730				$2,540,782
	3/1/2024							12,182			$787,444
	3/1/2024								21,652	$64.64	$787,483

Paul M. Blanchfield		—	$405,600	$912,600
	3/1/2024				12,183	24,365	48,730				$2,540,782
	3/1/2024							12,182			$787,444
	3/1/2024								21,652	$64.64	$787,483

Amanda M. Morgan		—	$262,508	$590,643
	3/1/2024				5,801	11,602	23,204				$1,209,857
	3/1/2024							5,801			$374,977
	3/1/2024								10,310	$64.64	$374,975

Daniel M. Niedzwiecki		—	$280,800	$631,800
	3/1/2024				10,152	20,304	40,608				$2,117,301
	3/1/2024							10,152			$656,225
	3/1/2024								18,043	$64.64	$656,224

Dr. Jean-Claude Provost		—	$278,100	$625,725
	3/1/2024				6,188	12,376	24,752				$1,290,569
	3/1/2024							6,188			$399,992
	3/1/2024								10,998	$64.64	$399,997
	6/17/2024							6,051			$499,994

Mary Anne Heino(7)	5/9/2024	—	—	—					4,853	$75.90	$199,992
	5/9/2024							2,635			$199,997

Etienne Montagut(8)		—	—	—
	3/1/2024				10,442	20,884	41,768				$2,177,784
	3/1/2024							10,442			$674,971
	3/1/2024								18,559	$64.64	$674,991

(1)

The dollar amounts in these columns reflect target and maximum payouts under the 2024 Executive Bonus Plan. There is no threshold-level payout under the 2024 Executive Bonus Plan. The maximum payout under the 2024 Executive Bonus Plan is 225% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on achievement of Company corporate performance objectives, and (ii) a maximum of 150% of the target payout based on achievement of individual performance objectives. The actual amount earned by each NEO under the 2024 Executive Bonus Plan is reported in the ‘‘Non-Equity Incentive Plan Compensation’’ column in the Summary Compensation Table above. For additional information about our 2024 Executive Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion and Analysis section titled ‘‘2024 Executive Bonus Plan” of this Proxy Statement.

(2)

The numbers in these columns reflect threshold, target and maximum Shares that may be earned in respect of PSUs granted in 2024, which are eligible to be earned based on our rTSR over a three-year performance period. For additional information about these awards and a discussion of how these amounts are determined, please see the Compensation and Discussion Analysis section titled “Long-Term Incentives” of this Proxy Statement.

(3)

The numbers in these columns reflect the number of RSUs granted to our NEOs in 2024, which vest in three equal annual installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO.

(4)

The numbers in these columns reflect the number of stock options granted to our NEOs in 2024, which vest in three equal annual installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO.

(5)	The exercise price of stock options represents the closing stock price on the date of grant of a Share.

(6)

The dollar amounts in this column have been determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 2 and footnote 3 to the Summary Compensation Table above for a description of the assumptions used in determining the grant date fair value of these awards and the grant date fair value of PSUs if the maximum level of performance was achieved.

(7)

Due to her transition to our non-executive Chair of the Board in March 2024, Ms. Heino was not eligible for a payout under the 2024 Executive Bonus Plan and did not receive any long-term incentive awards in 2024 for service as our CEO. She received long-term incentive awards under our director compensation program.

(8)	Due to his departure as our Chief Business Officer in June 2024, Mr. Montagut was not eligible for a payout under the 2024 Executive Bonus Plan.

Lantheus 2025 Proxy Statement	Executive Compensation	63

Outstanding Equity Awards at December 31, 2024

The following tables include certain information with respect to equity awards held by our NEOs as of December 31, 2024, based on the closing stock price of $89.46 per Share on that date:

		Option Awards				Stock Awards
NEO Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Brian A. Markison
Options(2)	5/6/2022	4,068	—	$64.20	5/6/2032
Options(2)	5/11/2023	3,798	—	$99.38	5/11/2033
RSUs(3)	3/1/2024					65,748	$5,881,816
PSUs(4)	3/1/2024							131,496	$11,763,632
Robert J. Marshall, Jr.
Options(2)	3/3/2022	9,848	4,925	$49.93	3/3/2032
Options(2)	3/2/2023	3,940	7,882	$73.35	3/2/2033
Options(2)	3/1/2024	—	21,652	$64.64	3/1/2034
RSUs(3)	3/3/2022					2,879	$257,555
RSUs(3)	3/2/2023					4,508	$403,286
RSUs(3)	8/29/2023					3,248	$290,566
RSUs(3)	3/1/2024					12,182	$1,089,802
PSUs(4)	3/3/2022							34,548	$3,090,664
PSUs(4)	3/2/2023							27,044	$2,419,356
PSUs(4)	3/1/2024							48,730	$4,359,386
Paul M. Blanchfield
Options(2)	3/3/2022	7,850	3,926	$49.93	3/3/2032
Options(2)	7/15/2022	3,616	1,809	$70.65	7/15/2032
Options(2)	3/2/2023	3,960	7,920	$73.35	3/2/2033
Options(2)	4/17/2023	1,675	3,350	$89.16	4/17/2033
Options(2)	3/1/2024	—	21,652	$64.64	3/1/2034
RSUs(3)	3/3/2022					2,295	$205,311
RSUs(3)	7/15/2022					1,071	$95,812
RSUs(3)	3/2/2023					4,530	$405,254
RSUs(3)	4/17/2023					1,881	$168,274
RSUs(3)	3/1/2024					12,182	$1,089,802
PSUs(4)	3/3/2022							27,538	$2,463,549
PSUs(4)	3/2/2023							27,178	$2,431,344
PSUs(4)	4/17/2023							11,286	$1,009,646
PSUs(4)	3/1/2024							48,730	$4,359,386
Amanda M. Morgan
Options(2)	12/15/2022	3,621	1,811	$52.72	12/15/2032
Options(2)	3/1/2024	—	10,310	$64.64	3/1/2034
RSUs(3)	12/15/2022					1,028	$91,965
RSUs(3)	3/2/2023					300	$26,838
RSUs(3)	3/1/2024					5,801	$518,957
PSUs(4)	3/2/2023							8,860	$792,616
PSUs(4)	3/1/2024							23,204	$2,075,830

Lantheus 2025 Proxy Statement	Executive Compensation	64

		Option Awards				Stock Awards
NEO Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Daniel M. Niedzwiecki
Options(2)	3/3/2022	5,994	2,998	$49.93	3/3/2032
Options(2)	3/2/2023	2,398	4,798	$73.35	3/2/2033
Options(2)	4/17/2023	653	1,307	$89.16	4/17/2033
Options(2)	3/1/2024	—	18,043	$64.64	3/1/2034
RSUs(3)	3/3/2022					1,753	$156,823
RSUs(3)	3/2/2023					2,744	$245,478
RSUs(3)	4/17/2023					734	$65,664
RSUs(3)	3/1/2024					10,152	$908,198
PSUs(4)	3/3/2022							21,028	$1,881,165
PSUs(4)	3/2/2023							16,462	$1,472,691
PSUs(4)	4/17/2023							4,402	$393,803
PSUs(4)	3/1/2024							40,608	$3,632,792
Dr. Jean-Claude Provost
Options(2)	3/2/2023	3,178	6,357	$73.35	3/2/2033
Options(2)	3/1/2024	—	10,998	$64.64	3/1/2034
RSUs(3)	3/2/2023					3,636	$325,277
RSUs(3)	3/1/2024					6,188	$553,578
RSUs(3)	6/17/2024					6,051	$541,322
PSUs(4)	3/2/2023							21,812	$1,951,302
PSUs(4)	3/1/2024							24,752	$2,214,314
Mary Anne Heino
Options(2)	3/3/2022	28,548	14,274	$49.93	3/3/2032
Options(2)	3/2/2023	14,898	29,798	$73.35	3/2/2033
Options(2)	5/9/2024	—	4,853	$75.90	5/9/2034
RSUs(3)	3/3/2022					8,345	$746,544
RSUs(3)	3/2/2023					17,042	$1,524,577
RSUs(3)	5/9/2024					2,635	$235,727
PSUs(4)	3/3/2022							100,140	$8,958,524
PSUs(4)	3/2/2023							102,248	$9,147,106
Etienne Montagut
Options(2)	3/3/2022	3,391	3,392	$49.93	3/3/2032
Options(2)	3/2/2023	1,357	5,428	$73.35	3/2/2033
Options(2)	3/1/2024	—	18,559	$64.64	3/1/2034
RSUs(3)	3/3/2022					1,983	$177,399
RSUs(3)	3/2/2023					3,104	$277,684
RSUs(3)	3/1/2024					10,442	$934,141
PSUs(4)	3/3/2022							23,792	$2,128,432
PSUs(4)	3/2/2023							18,624	$1,666,103
PSUs(4)	3/1/2024							41,768	$3,736,565

(1)	The market value of the unvested RSUs and PSUs was calculated by multiplying the number of awards shown by the closing price of our Shares on December 31, 2024.

(2)

Except for the stock options granted to Mr. Markison on May 6, 2022 and May 11, 2023 and to Ms. Heino on May 9, 2024, which were granted under our non-employee director compensation program and vest on the first anniversary of the grant date, stock options vest in

Lantheus 2025 Proxy Statement	Executive Compensation	65

three equal installments on each of the first three anniversaries of the grant date. Vesting of stock options is generally subject to an NEO’s continuous provision of service to the Company. In the event an NEO’s service is terminated by reason of retirement at or after age 55 with ten or more years of service and the NEO has (i) met any other requirements set forth in the applicable equity agreement and (ii) provided any required notice specified in the applicable equity agreement, vested stock options will remain exercisable for up to three years following termination, unless the option terminates on an earlier date pursuant to its terms.

(3)

Except for the RSUs granted to Ms. Heino on May 9, 2024, which were granted under our non-employee director compensation program and vest on the first anniversary of the grant date, RSUs vest in three equal installments on each of the first three anniversaries of the grant date. Vesting of RSUs is generally subject to an NEO’s continuous provision of service to the Company.

(4)

PSUs are earned based on the Company’s rTSR performance over a three-year performance period beginning on January 1 in the year of grant and generally vest on the third anniversary of the grant date, except that the PSUs granted on April 17, 2023, will vest on March 2, 2026. All PSUs are reported assuming a maximum level of performance will be achieved. Vesting of PSUs is generally subject to an NEO’s continuous provision of service to the Company. In the event an NEO’s service is terminated by reason of retirement at or after age 55 with ten or more years of service and the NEO has (i) met any other requirements set forth in the applicable equity agreement and (ii) provided any required notice specified in the applicable equity agreement, unvested PSUs will continue to remain outstanding and will be earned according to the Company’s actual performance under the PSUs’ original performance measures, performance periods, and vesting dates, prorated for the actual number of days the NEO is employed during the performance period relative to the total number of days in the performance period.

Option Exercises and Stock Vested for Fiscal 2024

The following table shows the value realized by executive officers upon the exercise of stock options and vesting of RSUs and PSUs during 2024.

	Option Awards		Stock Awards

NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Brian A. Markison	32,768	$2,712,707	2,012	$156,695
Robert J. Marshall, Jr.	—	—	76,201	$5,044,564
Paul M. Blanchfield	—	—	46,026	$3,066,490
Amanda M. Morgan	—	—	1,177	$105,808
Daniel M. Niedzwiecki	—	—	21,608	$1,454,252
Dr. Jean-Claude Provost	—	—	1,817	$118,759
Mary Anne Heino	—	—	206,259	$13,481,088
Etienne Montagut	4,747	$93,041	31,634	$2,067,598

(1)	Value realized represents the difference between the closing price per Share on the date of exercise and the exercise price per Share, multiplied by the number of Shares acquired on exercise.

(2)	Value realized represents the closing price per Share on the vesting date, multiplied by the number of Shares vested.

Nonqualified Deferred Compensation Plans

In July 2024, our Talent and Compensation Committee adopted the LDCP, which became effective on October 1, 2024, to provide key employees, including our NEOs, with an additional opportunity for personal financial planning. Under the LDCP, which is an elective nonqualified deferred compensation plan, participants are eligible to defer up to 80% of base salary and up to 80% of any Executive Bonus Plan award beginning in 2025. For 2024, participants were not eligible to defer any base salary and could only defer up to 25% of their 2024 Executive Bonus Plan award. Additionally, Company matching or employer contributions may be credited to the plan, although no such matching or employer contributions were made for 2024. Any matching or employer contributions cliff vest after the earlier of (i) five years, (ii) the participant reaching age 55, (iii) death, or (iv) disability. All amounts deferred or credited to a participant’s account are notionally invested in investment funds selected by the participant. Amounts deferred (and earnings on those amounts) are generally distributed following termination of employment unless the participant has elected an earlier distribution date, which may be no earlier than January 1st of the second year following the year of deferral. Vested company matching or employer contributions (and earnings on those amounts) are generally distributed following termination of employment. Participants can elect to receive distributions in a lump sum, in annual installments over a period of not more than ten years for a qualifying distribution event (as defined in the LDCP), or in annual installments over a period of not more than five years if distributions are made prior to termination of employment.

Lantheus 2025 Proxy Statement	Executive Compensation	66

2024 Nonqualified Deferred Compensation Table

The following table provides information on nonqualified deferred compensation for our NEOs during the fiscal year ended December 31, 2024:

Name	Executive Contributions in 2024(1) ($)	Registrant Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2024 ($)
Brian A. Markison	—	—	—	—	—
Robert J. Marshall, Jr.	—	—	—	—	—
Paul M. Blanchfield	$126,912	—	—	—	$126,912
Amanda M. Morgan	$20,535	—	—	—	$20,535
Daniel M. Niedzwiecki	—	—	—	—	—

(1)	Reflects notional credits to participant accounts in the LDCP. Amounts are also included as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Ms. Heino, Dr. Provost and Mr. Montagut are excluded from the table above as they were not eligible to participate in the LDCP in 2024.

Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control

Employment Agreement for Brian A. Markison

Brian A. Markison assumed the role of Executive Chairman effective January 23, 2024, until March 1, 2024, when he became our CEO. In connection with Mr. Markison’s employment as interim Executive Chairman and permanent CEO, the Company entered into an employment agreement with Mr. Markison, effective as of January 23, 2024 (the “Start Date”). Under his employment agreement, in the event of Mr. Markison’s termination by the Company or Mr. Markison for any reason, Mr. Markison will receive any earned, but unpaid, base salary and annual bonus. The employment agreement also provides for severance arrangements generally consistent with those provided to other executives. In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, in the event of a termination of employment without cause or a resignation for good reason, Mr. Markison will be entitled to receive the following severance payments and benefits:

•

Non-Change of Control: one times annual base salary, plus a prorated portion of the target annual bonus, as in effect on the date of separation, and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that Mr. Markison’s employment is terminated without cause or Mr. Markison resigns for good reason, in either case, other than after a change of control (as described below). Such payments will be payable by the Company in substantially equal installments over 12 months following Mr. Markison’s separation date.

•

“Double Trigger” Change of Control: two times annual base salary, plus two times the full-year target annual bonus, as in effect on the date of termination, and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason within 3 months before or 12 months after a change of control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement). Such payments will be payable by the Company in a lump sum on the Company’s first regular payroll date following Mr. Markison’s separation date.

In addition, if Mr. Markison is terminated due to death or permanent disability (as defined in the employment agreement), he will be eligible to receive a prorated portion of his target annual bonus, as in effect on the date of separation, based on the percentage of the fiscal year that has elapsed as of the separation date and payable in a lump sum on the Company’s first regular payroll date following the date that a separation agreement becomes fully effective and irrevocable. Mr. Markison’s employment agreement provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by Mr. Markison pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any payments or benefits from the Company in the nature of compensation that are paid to or for Mr. Markison’s benefit, whether paid or payable pursuant to his employment agreement or otherwise (each, a “Payment”), would subject him to the excise tax under Section 4999 of the Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the amount of the Payments Mr. Markison would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

Lantheus 2025 Proxy Statement	Executive Compensation	67

Messrs. Marshall, Blanchfield, and Niedzwiecki, Ms. Morgan, and Dr. Provost

We have entered into severance arrangements with each of our NEOs (except Mr. Markison, who is described above), which are consistent with severance arrangements that are provided to the CEO’s direct reports at the Senior Vice President level and above. In the event of termination by the Company or the individual for any reason, Messrs. Marshall, Blanchfield, and Niedzwiecki, Ms. Morgan, and Dr. Provost will receive any earned, but unpaid, base salary and annual bonus. In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, in the event of a termination of employment without cause or a resignation for good reason, these arrangements provide for the following severance payments and benefits, in each case payable by the Company in substantially equal installments over twelve months following such employee’s separation date, subject to certain exceptions:

•

Non-Change of Control: one times annual base salary, plus a prorated portion of the target annual bonus, as in effect on the date of separation, and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason, in either case, other than after a change of control.

•

“Double Trigger” Change of Control: two times annual base salary, plus two times the full-year target annual bonus, as in effect on the date of termination, and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason within 12 months of a change of control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement).

No compensation is due to Messrs. Marshall, Blanchfield, and Niedzwiecki, Ms. Morgan, and Dr. Provost upon a change of control that is not followed by a qualifying termination of employment, other than as described above or as required by applicable law.

In addition, consistent with the provision under Mr. Markison’s employment agreement, each of the severance arrangements with Messrs. Marshall, Blanchfield, and Niedzwiecki, Ms. Morgan and Dr. Provost provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by the named executive officer pursuant to Sections 280G and 4999 of the Code.

Consulting Agreement for Etienne Montagut

Mr. Montagut’s Consulting Agreement

Pursuant to the Montagut Agreement, in the event of termination of the Montagut Agreement by the Company other than for a material breach or by Mr. Montagut for good reason, or in the event of a change of control of the Company, all unvested equity-based awards held by Mr. Montagut as the of the effective date of the Montagut Agreement (the “Unvested Montagut Awards”) will be treated as follows:

•

If the Company terminates the Montagut Agreement other than for a material breach (as described in the Montagut Agreement) on or before May 30, 2026, the Unvested Montagut Awards will continue to vest until May 30, 2026.

•

If the Company terminates the Montagut Agreement other than for a material breach after May 30, 2026, then a pro rata percentage of any then-remaining Unvested Montagut Awards will vest as of such date of termination, with (i) PSUs vesting as to a percentage (no greater than 100%) equal to the aggregate number of days of service Mr. Montagut rendered during the term of the Montagut Agreement and prior employment with the Company withing the vesting period of such PSUs, divided by 1,095, and (ii) all RSUs and stock options vesting as to a percentage (no greater than 100%) equal to the aggregate number of days of service Mr. Montagut rendered during the term of the Montagut Agreement within the vesting tranche of such award, divided by 365.

•	In connection with a change of control on or before the later of (i) May 30, 2026 or the end of the term of the Montagut Agreement, the Unvested Montagut Awards will be accelerated and vested in full.

Lantheus 2025 Proxy Statement	Executive Compensation	68

The table below quantifies the amounts that would have become payable under each NEO’s agreements described above assuming that each covered circumstance occurred on December 31, 2024. Due to the number of factors that affect the nature and the amount of any benefits provided upon the events discussed above, any actual amounts paid may be different. Factors that could affect these amounts include the timing of any such event, the cost of benefits, the NEO’s base salary and our stock price. Ms. Heino is excluded from the table below since she was not an employee of the Company as of December 31, 2024, and so would not have been entitled to any such payouts.

	Death or Permanent Disability	Termination not in Connection with a Change in Control			Termination in Connection with a Change in Control

Name	Cash Severance(1) ($)	Cash Severance(2) ($)	Total Benefits(3) ($)	Total Value ($)	Cash Severance(2) ($)	Total Benefits(3) ($)	Value of Accelerated Equity(4) ($)		Total Value ($)
Brian A. Markison	$950,000	$1,900,000	$22,289	$1,922,289	$3,800,000	$44,578	$11,763,632		$15,608,210
Robert J. Marshall, Jr.	—	$1,183,000	$23,503	$1,206,503	$2,366,000	$47,006	$7,834,979		$10,247,985
Paul M. Blanchfield	—	$1,081,600	$35,804	$1,117,404	$2,163,200	$71,608	$7,951,635		$10,186,443
Amanda M. Morgan	—	$787,523	$34,943	$822,466	$1,575,045	$69,886	$2,394,413		$4,039,344
Daniel M. Niedzwiecki	—	$842,400	$34,943	$877,343	$1,684,800	$69,886	$5,710,414		$7,465,100
Dr. Jean-Claude Provost	—	$834,300	—	$834,300	$1,668,600	—	$3,878,367		$5,546,967
Etienne Montagut	—	—	—	—	—	—	$5,836,940	(5)	$5,836,940

(1)	Calculated based on full-year annual target bonus at December 31, 2024. Mr. Markison is the only NEO eligible to receive payments upon a termination due to death or permanent disability.

(2)	Calculated based on annual base salary and full-year annual target bonus at December 31, 2024.

(3)	Total Benefits represent the Company-paid portion of COBRA.

(4)

Amounts in the ‘‘Value of Accelerated Equity” column are calculated based on the closing price of our Shares on December 31, 2024 ($89.46). Includes the value of unvested, in-the-money stock options, unvested RSUs, and unvested PSUs. In-the-money stock option value is calculated by multiplying the number of stock options that would have been eligible for acceleration by the difference between $89.46 and the applicable per Share exercise prices of such stock options. Value for RSUs and PSUs is calculated by multiplying the number of RSUs and PSUs eligible for acceleration by $89.46. PSUs are counted using the target amount.

(5)	Acceleration triggered by change in control of the Company, regardless of whether the Montagut Agreement is terminated.

CEO Pay Ratio

Under SEC rules, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all our other employees. We determined that the 2024 median of the annual total compensation of all our employees who were employed as of December 31, 2024, other than our CEO, Mr. Markison, was $203,408; Mr. Markison’s 2024 annual total compensation, calculated as described below for the purposes of the pay ratio rule, was $13,495,697. Mr. Markison was our CEO as of December 31, 2024, the date we chose to determine our median-paid employee. To calculate Mr. Markison’s 2024 annual total compensation for the pay ratio rule, we annualized the salary he earned between January 23, 2024, the day he first began earning a base salary from us, through December 31, 2024; as a result, this amount differs from his compensation as reported in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median annual total compensation of all our other employees was 66 to 1.

To identify the median compensated employee, we used Box 5 W-2 data as our consistently applied compensation measure for all individuals (with the exception of the CEO) employed on December 31, 2024, annualizing such data for those individuals who were employed for less than the full year in 2024. As of December 31, 2024, our total population, excluding our CEO, consisted of 807 employees located in the United States, Canada and Sweden. Two of these employees in the United States were hired in December and did not receive any payments prior to December 31, 2024. Pursuant to SEC rules, we excluded 10 employees located in Canada and 15 employees located in Sweden to identify our median paid employee. After applying this exemption and excluding employees who were not paid prior to December 31, 2024, the employee population used for purposes of identifying the median employee consisted of 780 employees. We then calculated the annual compensation of the median employee using the same methodology used to calculate Mr. Markison’s compensation for the Summary Compensation Table.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, our ratio may not be comparable to the ratios disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.

Lantheus 2025 Proxy Statement	Executive Compensation	69

Pay Versus Performance
This section should be read in conjunction with the
“Compensation Discussion and Analysis”
section of this Proxy Statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with our financial and operational performance.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and our non-PEO
NEOs, as defined by SEC rules, and certain of our financial performance measures. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with the Company’s performance, refer to the
“Compensation Discussion and Analysis”
section of this Proxy Statement.
Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for First PEO ($)	Compensation Actually Paid to First PEO (2) ($)	Summary Compensation Table Total for Second PEO ($)	Compensation Actually Paid to Second PEO (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid for non-PEO NEOs (2) ($)	LNTH Total Shareholder Return ($)	Peer Group Total Shareholder Return (3) ($)	Net Income (Loss) (in mil.) ($)	Net Revenue (in mil.) (4) ($)

2024	$13,400,697	$18,842,599	$787,596	$9,638,155	$4,201,897	$7,579,287	$436.18	$122.71	$312.4	$1,533.9

2023	$12,578,845	$19,689,764	N/A	N/A	$3,956,571	$4,739,128	$302.29	$116.57	$326.7	$1,296.4

2022	$9,479,445	$21,038,162	N/A	N/A	$2,968,158	$5,209,956	$248.46	$115.97	$28.1	$935.1

2021	$6,185,143	$14,893,416	N/A	N/A	$1,571,289	$2,161,359	$140.86	$145.06	$(71.3)	$425.2

2020	$4,326,357	$300,587	N/A	N/A	$1,114,249	$601,962	$65.77	$130.27	$(13.5)	$339.4

(1)
Mary Anne Heino is the First PEO for the fiscal years ended December 31, 2020, 2021, 2022, and 2023, and the Second PEO for the fiscal year ended December 31, 2024. Brian A. Markison is the First PEO for the fiscal year ended December 31, 2024. The categorization of the PEOs was determined based on who held the role of PEO as of the end of each covered fiscal year. The non-PEO
NEOs reflect the following individuals in each year:

2024: Robert J. Marshall, Jr., Paul M. Blanchfield, Amanda M. Morgan, Daniel M. Niedzwiecki, Dr. Jean-Claude Provost, Etienne Montagut
2023: Robert J. Marshall, Jr., Paul M. Blanchfield, Daniel M. Niedzwiecki, Dr. Jean-Claude Provost
2022: Robert J. Marshall, Jr., Paul M. Blanchfield, Etienne Montagut, Daniel M. Niedzwiecki
2021: Robert J. Marshall, Jr., Paul M. Blanchfield, Etienne Montagut, Daniel M. Niedzwiecki, John Bolla, Dr. Istvan Molnar
2020: Robert J. Marshall, Jr., John Bolla, Michael P. Duffy, Dr. Istvan Molnar

(2)	“Compensation Actually Paid” to the PEO and non-PEO NEOs reflects the following adjustments from “total compensation” reported in the Summary Compensation Table:

	2024		2023	2022	2021	2020
	First PEO $	Second PEO $	First PEO $	First PEO $	First PEO $	First PEO $

Summary Compensation Table Total	13,400,697	787,596	12,578,845	9,479,445	6,185,143	4,326,357

Adjustments for Stock and Option Awards:

(Subtraction): Value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(11,106,152)	—	(10,207,442)	(7,246,107)	(4,036,516)	(2,895,255)

Addition: Year-end fair value of equity awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	16,486,730	476,619	8,152,008	6,639,815	6,809,771	2,169,385

Addition (Subtraction): year-over-year change in fair value at covered fiscal year end of equity awards granted in prior fiscal years that were outstanding and unvested at the covered fiscal year end	—	7,712,613	4,392,380	9,278,284	5,429,728	(2,315,727)

Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year	61,324	661,327	4,773,973	2,886,725	505,290	(984,173)

(Subtraction): Fair value at the end of the prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—	—

Compensation Actually Paid (as calculated)	18,842,599	9,638,155	19,689,764	21,038,162	14,893,416	300,587

Lantheus 2025 Proxy Statement	Executive Compensation	70

	2024	2023	2022	2021	2020
	Average of non-PEO NEOs $	Average of non-PEO NEOs $	Average of non-PEO NEOs $	Average of non-PEO NEOs $	Average of non-PEO NEOs $

Summary Compensation Table Total	4,201,897	3,956,571	2,968,158	1,571,289	1,114,249

Adjustments for Stock and Option Awards:

(Subtraction): Value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(3,289,879)	(2,881,763)	(2,047,348)	(988,038)	(541,996)

Addition: Year-end fair value of equity awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	4,922,192	2,230,819	1,848,646	1,089,451	420,038

Addition (Subtraction): year-over-year change in fair value at covered fiscal year end of equity awards granted in prior fiscal years that were outstanding and unvested at the covered fiscal year end	1,589,744	834,986	1,770,326	540,943	(295,815)

Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year	155,333	598,515	670,174	85,754	(94,514)

(Subtraction): Fair value at the end of the prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	—	(138,040)	—

Compensation Actually Paid (as calculated)	7,579,287	4,739,128	5,209,956	2,161,359	601,962
CAP does not correlate to the total amount of cash and equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the
“Compensation Discussion and Analysis”
section of this Proxy Statement
.
Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior fiscal year, in accordance with Item 402(v) of Regulation
S-K.
Given a significant amount of “Compensation Actually Paid” is dependent on our stock price at a specific point in time, it is important to note that the values could have been significantly different if other measurement dates were chosen. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.

(3)
The peer group TSR set forth in this table utilizes the S&P 400 Health Care Index, which we also utilized as our comparator group for our 2024 rTSR PSUs. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in LNTH and in the S&P 400 Health Care Index. Historical stock price performance is not necessarily indicative of future stock price performance.

(4)
Net Revenue represents the most important financial performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by us to link CAP to our NEOs, including our PEOs, to our performance for the most recently completed fiscal year. Net Revenue is equivalent to GAAP Revenue as disclosed in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

Tabular List of Financial Performance Measures
As described in greater detail in the
“Compensation Discussion and Analysis”
section of this Proxy Statement, our executive compensation program reflects a pay-for-performance
philosophy. We utilize metrics for our short- and long-term incentive compensation program based on an objective of driving profitable growth and increasing shareholder value. Listed below are the financial performance measures which, in our assessment, represent the most important performance measures we used to link CAP in 2024 to our NEOs, including our PEOs, to company performance. Of these measures, we have identified Net Revenue as the most important of our financial performance measures.

•	Net Revenue;

•	Bonus EPS; and

•	rTSR.
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative TSR and the S&P 400 Health Care Index’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company’s Net Revenue.

Lantheus 2025 Proxy Statement	Executive Compensation	71

CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP vs. TSR

Compensation ($000s)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Total Shareholder Return on $100 Invested at Beginning of Period
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-

	2019	2020	2021	2022	2023	2024
First PEO CAP		$301	$14,893	$21,038	$19,690	$18,843
Average non-PEO NEO CAP		$602	$2,161	$5,210	$4,739	$7,579
LNTH value of $100 Invested 12/31/19	$100.00	$65.77	$140.86	$248.46	$302.29	$436.18
Peer Group value of $100 Invested 12/31/19	$100.00	$130.27	$145.06	$115.97	$116.57	$122.71

In thousands, CAP for our Second PEO was $9,638 in 2024, which value is not shown in the chart above for ease of readability. We did not have a Second PEO in 2023, 2022, 2021, or 2020.
CAP and Company Net Income

CAP vs. Net Income

$25,000
$20,000
$15,000
$10,000
$5,000
$-
Compensation ($000s)
$350
$300
$250
$200
$150
$100
$50
$-
$(50)
$(100)
Net Income ($ Mil.)

	2020	2021	2022	2023	2024
First PEO CAP	$301	$14,893	$21,038	$19,690	$18,843
Average non-PEO NEO CAP	$602	$2,161	$5,210	$4,739	$7,579
Net Income (Loss) ($Mil.)	$(13)	$(71)	$28	$327	$312

In thousands, CAP for our Second PEO was $9,638 in 2024, which value is not shown in the chart above for ease of readability. We did not have a Second PEO in 2023, 2022, 2021, or 2020.

Lantheus 2025 Proxy Statement	Executive Compensation	72

CAP and Company Net Revenue

CAP vs. Net Revenue

Compensation ($000s)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Net Revenue ($ Mil.)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-

	2020	2021	2022	2023	2024
First PEO CAP	$301	$14,893	$21,038	$19,690	$18,843
Average non-PEO NEO CAP	$602	$2,161	$5,210	$4,739	$7,579
Net Revenue ($Mil.)	$339	$425	$935	$1,296	$1,534

In thousands, CAP for our Second PEO was $9,638 in 2024, which value is not shown in the chart above for ease of readability. We did not have a Second PEO in 2023, 2022, 2021, or 2020.

Lantheus 2025 Proxy Statement	Executive Compensation	73

Executive Officers and Executive Team

The following table sets forth information regarding our current executive officers as of the date of this Proxy Statement.

Executive Officer	Age	Title
Brian A. Markison	65	Chief Executive Officer; Director
Robert J. Marshall, Jr.	58	Chief Financial Officer and Treasurer
Paul M. Blanchfield	44	President
Amanda M. Morgan	46	Chief Commercial Officer
Daniel M. Niedzwiecki	48	Chief Administrative Officer, General Counsel and Corporate Secretary

Executive Team Member	Age	Title
Dr. Jean-Claude Provost	62	Chief Scientific Officer
Jamie Spaeth	43	Chief People Officer

Information about Brian A. Markison is provided in “Director Nominee Biographies” above.

Robert J. Marshall, Jr. joined Lantheus as Chief Financial Officer and Treasurer in September 2018. Mr. Marshall brings to the Company more than 30 years of finance experience, including mergers and acquisitions, capital markets and investor relations. Prior to joining Lantheus, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc., a global medical device company, with a leading position in musculoskeletal health. He held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently as Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Prior to Zimmer Biomet, Mr. Marshall was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. He also holds the CFA designation.

Paul M. Blanchfield joined Lantheus in January 2020 as Chief Commercial Officer. In June 2022, Mr. Blanchfield was promoted to Chief Operating Officer and in March 2023, he was promoted to President of Lantheus. Throughout his career in healthcare, he has held a variety of leadership roles in sales, marketing, strategy and operations. Prior to Lantheus, Mr. Blanchfield worked at Takeda Pharmaceutical Co. where he served as the Head of the U.S. Immunology Business Unit and managed a multi-billion dollar P&L covering several rare diseases products. Prior to his time at Takeda, he served in different roles at Shire Plc across almost six years, including as the Head of U.S. Immunology, General Manager of Nordic-Baltics, Head of Corporate Strategy, and Chief of Staff to the CEO. In his time at Shire, Mr. Blanchfield launched multiple products, worked across nine different countries, oversaw a restructuring to increase commercial focus and reduce costs, and led efforts in M&A, corporate defense, integration and long-term corporate and portfolio strategy. Prior to his time at Shire, Mr. Blanchfield worked at McKinsey & Company for five years, where he focused on health care, marketing and sales. Mr. Blanchfield earned a Master of Business Administration and Master of Arts in Education from Stanford University and an AB in Economics from Duke University.

Amanda M. Morgan joined Lantheus in November 2022 as Senior Vice President, Commercial and was promoted to Chief Commercial Officer in March 2024. Throughout her career in healthcare, Ms. Morgan has held a variety of leadership roles in commercial strategy, marketing, sales and market access. Prior to Lantheus, she served as the Chief Revenue and Customer Officer at Acadia Pharmaceuticals, Inc. from 2017 to 2022. Ms. Morgan holds a Bachelor of Business Administration from The University of Iowa.

Daniel M. Niedzwiecki has served as our Chief Administrative Officer, General Counsel and Corporate Secretary since March 2023, and in that role has overseen the Legal, Ethics and Compliance, Enterprise Risk Management, Human Resources and Corporate Communications functions. Mr. Niedzwiecki brings over 20 years of broad and diverse legal and business experience in corporate, securities, capital markets, transactional, commercial, human capital and compliance matters. Mr. Niedzwiecki joined Lantheus in 2013 and has served in positions of increasing responsibilities since originally joining the Company as Assistant General Counsel and Assistant Corporate Secretary. Prior to joining Lantheus, Mr. Niedzwiecki was a private equity and mergers and acquisitions attorney with Weil, Gotshal & Manges and, prior to that, a securities and transactional attorney at Palmer & Dodge. Mr. Niedzwiecki started his legal career clerking for the Honorable Frank H. Freedman of the United States District Court for the District of Massachusetts. Mr. Niedzwiecki received a Juris Doctor from Boston University School of Law and a Bachelor of Arts in Economics from Williams College.

Lantheus 2025 Proxy Statement	Executive Compensation	74

Dr. Jean-Claude Provost was appointed Chief Science Officer in May 2024. Dr. Provost previously held the role of Chief Medical Officer from April 2022 to May 2024. Dr. Provost brings to the Company more than 30 years of experience in international development of therapeutic drugs and diagnostic agents, including radiopharmaceuticals and contrast media agents and offers a wealth of scientific acumen, extensive research and development experience, and deep radiopharmaceutical and industry knowledge. Dr. Provost joined Lantheus from his firm, Theranostics Consulting, where he provides research and development, medical and strategic consulting services to pharmaceutical and biotechnology companies and investment firms. In this capacity, he advised Lantheus for more than three years. Previously, he was head of global research and development for GE Healthcare’s pharmaceutical diagnostics division. Prior to his tenure at GE Healthcare, he co-founded Smo-Clinica, a contract research organization that specialized in clinical trial patient recruitment and management. He also held several management and clinical research positions with Pfizer, Bayer, Merck-Serono and Synarc-CCBR. Dr. Provost began his career as Research Physician in Clinical Pharmacology at St Antoine University Hospital (Sorbonne University, Paris). Dr. Provost holds degrees in Methodology and Statistics and Clinical Pharmacology from the University of Paris and a Doctorate in Medicine from Sorbonne University, Paris.

Jamie Spaeth joined Lantheus as Chief People Officer in July 2024. Ms. Spaeth is an established human resources leader with significant experience building teams and organizations, cultivating talent, fostering company culture and driving employee engagement through human resources and business strategy. Prior to Lantheus, Ms. Spaeth worked at Corium, Inc. (“Corium”) where she served as the Chief People Officer, leading the company through significant growth and successful transformation from clinical to commercial-stage, including the launch of two innovative neuroscience products. Prior to her time at Corium, she served in a variety of roles at Sage Therapeutics and Shire where she held senior level human resources positions of increasing responsibility. During her almost twelve-year tenure at Shire Plc, Ms. Spaeth held various roles across human resources, eventually becoming the Head of Human Resources for US Commercial. In 2018, Ms. Spaeth was recognized by the Healthcare Business Women’s Association with a Rising Star award. Ms. Spaeth earned a Bachelor of Science degree in Hospitality and Tourism Management from the University of Massachusetts, Amherst, and a Master of Science in Human Resources from Suffolk University.

Lantheus 2025 Proxy Statement	Proposal 3: Ratification of Independent Registered Public Accounting Firm	75

Proposal 3: Ratification of independent registered public accounting firm

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although shareholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our shareholders for ratification as a matter of good corporate governance.

Representatives of Deloitte are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if shareholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Lantheus 2025 Proxy Statement	Proposal 3: Ratification of Independent Registered Public Accounting Firm	76

Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2024 and 2023:

Fees	Year Ended December 31,
	2024	2023
Audit fees(1)	$1,882,500	$1,476,670
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees(3)	$1,895	$1,895
Total	$1,884,395	$1,478,565

(1)

Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings, registration statements filed with the SEC or engagements and audit procedures related to the Company’s ERP implementation in 2024.

(2)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.

(3)	All other fees comprised fees billed for professional services relating to regulatory consulting and a software subscription for an accounting and research tool.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit fees, audit-related fees, tax fees and all other similar fees.

Lantheus 2025 Proxy Statement	Proposal 3: Ratification of Independent Registered Public Accounting Firm	77

Audit Committee Report

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and this information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference in that filing.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and certain legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chair), Mäusli and Pruden, and Ms. Eastland, each of whom is independent under Nasdaq and SEC rules.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 13001, as amended “Communications with Audit Committees,” as adopted by the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on that review, discussions and disclosure, the Audit Committee recommended to the Company’s Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

The Audit Committee

Samuel Leno, Chair

Julie Eastland

Heinz Mäusli

Gary J. Pruden

Lantheus 2025 Proxy Statement	Proposal 4: Shareholder Proposal Regarding the Declassification of our Board of Directors	78

In accordance with SEC rules, we have set forth below a shareholder proposal, along with a supporting statement, exactly as submitted by James McRitchie. As of November 18, 2024, Mr. McRitchie was the beneficial owner of over 100 Shares. Mr. McRitchie intends to present the following proposal at the Annual Meeting. Mr. McRitchie’s address is 9295 Yorkship Court, Elk Grove, CA 95758. The shareholder proposal will be required to be voted upon at the Annual Meeting only if properly presented. The shareholder proposal and supporting statement is shown below and outlined by a box to distinguish it from statements of the Company.

Proposal 4: Shareholder Proposal regarding the declassification of our Board of Directors

Elect Each Director Annually – Proposal 4

RESOLVED: Lantheus Holdings Inc. (“Company” or “Lantheus”) shareholders, including James McRitchie of CorpGov.net, ask that our Company take all steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term so that all directors are elected annually.

Although our management can adopt this proposal topic in one year, and one-year implementation is a best practice, this proposal allows the option to be phased in.

Supporting Statement: Fully 90% of S&P 500 companies have declassified boards. Annual elections are widely viewed as a best practice. Annual election of each director makes directors more accountable, improving performance and increasing company value.

According to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen, and Allen Ferrell of the Harvard Law School, classified boards like Lantheus’ are one of six entrenching mechanisms negatively related to company performance.

Diligent’s database includes the voting record of 47 shareholder resolutions to declassify boards during 2020 – 10/2020. They averaged 74% support. Only one proposal on this topic is reported to have received less than 50% of the vote in 2024.

BlackRock states, “Directors should be elected annually to discourage entrenchment and allow shareholders sufficient opportunity to exercise their oversight of the board.” Vanguard generally votes for proposals to declassify an existing board and votes against management or shareholder proposals to create a classified board.

According the Equilar, a trusted leader for corporate leadership data:

A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve. Moreover, a fraternal atmosphere may form from a staggered board that favors the interests of management above those of shareholders. Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seat. Notably, proxy advisory firms ISS and Glass Lewis both support declassified structures.

The annual election of each director gives shareholders more leverage if management performs poorly. For instance, if management approves excessive or poorly incentivized executive pay, shareholders can soon vote against the Chair of the pay committee instead of waiting for three years under current provisions.

Enhance Shareholder Value, Vote FOR

Elect Each Director Annually – Proposal 4

Lantheus 2025 Proxy Statement	Proposal 4: Shareholder Proposal Regarding the Declassification of our Board of Directors	79

Board of Directors’ Recommendation

Currently, our Charter divides the Board into three classes (Class I, Class II and Class III), with one class being elected at each annual meeting of shareholders and such class standing for election every third year. The Board has carefully considered the shareholder proposal submitted by the proponent to elect directors annually and has determined to make no recommendation either in favor of, or in opposition to, the foregoing proposal. This proposal, which is non-binding and advisory in nature, would act as a recommendation to the Board if approved by our shareholders. The Board recognizes that there are compelling arguments both in favor of and against a declassified board and is providing shareholders an opportunity to express their views on this important topic through the voting process without being influenced by any recommendation the Board might make.

While our Board has determined not to make a recommendation either in favor of or in opposition to the forgoing proposal, the Board recognizes that there are benefits to a classified structure, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing the Company’s vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to shareholders, since such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote.

If our shareholders approve the non-binding, advisory proposal to recommend that the Board initiate action to declassify the Board, the Board will consider moving forward with taking such action. If the Board determines that declassification of the Board is advisable, the Board would approve and adopt an amendment to our Charter to declassify the Board, which would then need to be approved by our shareholders and submitted for filing with the Secretary of State of the State of Delaware.

Lantheus 2025 Proxy Statement	Questions and Answers about the Annual Meeting	80

Questions and Answers about the Annual Meeting

Below are answers to common questions shareholders may have about the Notice, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025 (if you request paper copies) and a proxy card/voting instruction form (collectively, the “Proxy Materials”) and the Annual Meeting.

What am I voting on?

You are voting on the following proposals at the Annual Meeting:

•	the election of four Class I directors to our Board of Directors;

•	the approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say-on-pay”);

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and

•	a shareholder proposal regarding the declassification of our Board of Directors.

Our Bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our shareholders. Other than with respect to the shareholder proposal listed above, we have not received any such proposals, and we do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by the Board will have discretion to vote on those matters.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the four nominees for Class I directors to our Board of Directors;

•	“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	No Recommendation on the approval of the shareholder proposal regarding the declassification of our Board of Directors.

Who may vote at the meeting?

Holders of Shares as of the close of business on March 3, 2025 (the “Record Date”) may vote at the Annual Meeting.

How many Shares may be voted at the Annual Meeting?

Only shareholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 68,611,303 Shares outstanding, of which 68,480,308 Shares are entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date. We do not have cumulative voting.

Lantheus 2025 Proxy Statement	Questions and Answers about the Annual Meeting	81

How will my Shares be counted as “present” at the Annual Meeting, and how many votes must be present to hold the Annual Meeting?

Your Shares are counted as “present” at the Annual Meeting if you attend the Annual Meeting and vote in-person or if you properly return a proxy to vote your Shares by Internet, telephone or mail (as described below). In order for us to hold our Annual Meeting, holders of a majority of our outstanding Shares as of the Record Date must be present in person or by proxy at the Annual Meeting. This majority is referred to as a quorum. Abstentions and broker non-votes will be counted as Shares present to determine whether a quorum exists to hold the Annual Meeting.

What vote is required for each proposal?

The following votes are required to approve each proposal:

Proposal(1)	Vote Required for Approval

Proposal 1: Election of Class I directors	A majority of the votes properly cast.

Proposal 2: Advisory vote to approve executive compensation	A majority of the votes properly cast.

Proposal 3: Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	A majority of the votes properly cast.

Proposal 4: Shareholder proposal regarding the declassification of our Board of Directors	A majority of the votes properly cast.

(1)	Proposals 2, 3 and 4 are on an advisory basis.

Notwithstanding the voting requirements described above, our Board and its committees value the opinions of shareholders and will strongly consider the results of these votes in making future decisions relating to director elections, executive compensation arrangements, retention of our independent auditor and other corporate governance matters.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast “FOR” or “AGAINST.”

What is the difference between a shareholder of record and a beneficial owner of Shares held in street name?

Shareholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In that case, the organization holding your account is considered the shareholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do shareholders of record vote?

There are four ways for shareholders of record to vote:

•	By Telephone: Follow instructions on the proxy card/instruction form. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•

Via the Internet: You may vote by Internet until 11:59 p.m. (Eastern Time) on April 30, 2025, which is the day before the Annual Meeting, by visiting www.proxypush.com/LNTH and entering the unique control number for your Shares located on the proxy card/voting instruction form.

Lantheus 2025 Proxy Statement	Questions and Answers about the Annual Meeting	82

•

By Mail: You may vote by filling out, signing and dating the enclosed proxy card and returning it to the envelope provided. The completed proxy card must be received by the close of business on April 30, 2025, which is the day before the Annual Meeting.

•

In Person: You may also vote your Shares during the Annual Meeting by completing a ballot at the Annual Meeting if attending in person or by following the instructions available on the meeting website during the meeting if attending virtually.

When and where will the Annual Meeting be held?

The Annual Meeting will convene at 9:00 a.m. (Eastern Time) on Thursday, May 1, 2025, in person in the North Bldg. Cafe at the Lantheus Bedford Office, 201 Burlington Rd., Bedford, MA 01730 and virtually in a live webcast meeting format. Because the Annual Meeting is being conducted in person and via live webcast, Lantheus shareholders will be able to either physically or virtually attend the meeting.

May I see a list of shareholders entitled to vote as of the Record Date?

Yes. We will make a list of shareholders entitled to vote at the Annual Meeting available electronically for examination by any shareholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting date. Please contact our Investor Relations department at 978-671-8842 or ir@lantheus.com if you wish to inspect the list of shareholders entitled to vote at the Annual Meeting prior to the Annual Meeting.

Do I need to register to attend the live webcast of the Annual Meeting?

Yes. You must register to attend the Annual Meeting at www.proxydocs.com/LNTH. You will be asked to provide the control number found on your proxy card or voting instruction form. After completion of your registration, you will be emailed further instructions, including a unique link to access the virtual meeting.

How do I submit questions for the Annual Meeting?

If you wish to submit a question in advance of or during the Annual Meeting, you may submit a question at www.proxydocs.com/LNTH after logging in with the control number found on your proxy card or voting instruction form.

We are committed to ensuring that shareholders attending the live webcast of the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many shareholder-submitted questions as time permits, provided that we reserve the right to edit inappropriate language, or to exclude questions that are determined by the Chair of the Annual Meeting to not be pertinent to meeting matters or otherwise inappropriate. If substantially similar questions are received, we will group such questions together and provide a single response to avoid repetition. We may post questions and answers if applicable to our business on the Company’s investor relations website at https://investor.lantheus.com following the Annual Meeting.

Who do I contact if I am encountering difficulties attending the meeting online?

We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the Annual Meeting on the meeting website. The meeting website will be provided to you upon registering for the Annual Meeting. If you encounter any difficulties during the meeting, please call the toll-free phone number provided to you in an email that you will receive one hour before the Annual Meeting.

How does the Board recommend that I participate at the Annual Meeting?

Whether or not you plan to attend the Annual Meeting, we encourage you to vote ahead of time via the Internet, by telephone or by mail so that your Shares will be voted in accordance with your wishes even if you later decide to attend the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Shareholders of record may revoke their proxy before the Annual Meeting by (i) delivering to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary, a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, (ii) by voting again by Internet or by telephone, or (iii) by attending the Annual Meeting and voting in person or by attending the Annual Meeting virtually and voting online during the Annual Meeting.

Lantheus 2025 Proxy Statement	Questions and Answers about the Annual Meeting	83

Street name shareholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my Shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals, as follows:

Proposal	Considered a “Routine” Proposal?	If you hold Shares in street name and do not vote on a Proposal, then your Shares

Proposal 1: Election of Class I directors	No	will be counted as “broker non-votes” for that proposal

Proposal 2: Advisory vote to approve executive compensation	No	will be counted as “broker non-votes” for that proposal

Proposal 3: Ratification of the Company’s independent registered public accounting firm	Yes	may be voted by your broker or other organization holding your Shares

Proposal 4: Shareholder proposal regarding the declassification of our Board of Directors	No	will be counted as “broker non-votes” for that proposal

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another shareholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of the Proxy Materials may be sent to multiple shareholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other organization that holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Investor Relations.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of the Board, officers and employees of the Company and Okapi Partners, a third-party proxy solicitor, may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We are paying Okapi Partners $50,000 for the proxy solicitation services it renders. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

Who should I contact if I have additional questions?

If you have additional questions, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Investor Relations. Shareholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

Lantheus 2025 Proxy Statement	Questions and Answers about the Annual Meeting	84

ADDITIONAL INFORMATION

Procedures for Submitting Shareholder Proposals

Shareholder proposals intended to be presented at the 2026 Annual Meeting (the “2026 Annual Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 21, 2025, in order to be included in our proxy materials for that meeting. These proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our Bylaws.

Under our Bylaws, shareholder proposals submitted for consideration at our 2026 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on January 1, 2026 and not later than the close of business on January 31, 2026. However, if our 2026 Annual Meeting occurs more than 30 days before or 60 days after May 1, 2026, proposals must be delivered not less than 90 days or more than 120 days before the annual meeting date or, if the first public announcement of the annual meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the annual meeting date.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 2, 2026. If the date of the 2026 Annual Meeting is more than 30 days before or after May 1, 2026, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after we first publicly announces the date of the meeting.

Our Bylaws provide a proxy access provision stating that shareholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the proxy access Bylaw and subject to certain requirements, a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years is permitted to nominate and include in our proxy materials directors constituting up to the greater of two individuals or 20% of our Board. Director nominations for consideration at any special meeting of shareholders called for the purpose of electing directors must be delivered no earlier than the close of business on the 120th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the annual meeting date.

Shareholder proposals and nominations must include all required information concerning the shareholder and the proposal or nominee set forth in our Bylaws.

P.O. BOX 8016, CARY, NC 27512-9903

Lantheus Holdings, Inc.

Internet:

www.proxypush.com/LNTH

•  Cast your vote online

•  Have your Proxy Card ready

•  Follow the simple instructions to record your vote

Phone:

1-866-240-5317

•  Use any touch-tone telephone

•  Have your Proxy Card ready

•  Follow the simple recorded instructions

Mail:

•  Mark, sign and date your Proxy Card

•  Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

To attend virtually you must pre-register online at www.proxydocs.com/LNTH

Annual Meeting of Stockholders

For Stockholders of record as of March 3, 2025
Thursday, May 1, 2025 9:00 AM, Eastern Time
North Bldg. Cafe at the Lantheus Bedford Office
201 Burlington Rd., Bedford, MA 01730 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, May 1, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Brian A. Markison, Robert J. Marshall, Jr., Daniel M. Niedzwiecki and Eric Green (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Lantheus Holdings, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

NO RECOMMENDATION ON PROPOSAL 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	The election of four Class I directors to our Board of Directors.
		FOR	AGAINST	ABSTAIN
	1.01 Ms. Mary Anne Heino	☐	☐	☐	FOR

	1.02 Dr. Gérard Ber	☐	☐	☐	FOR

	1.03 Ms. Julie Eastland	☐	☐	☐	FOR

	1.04 Mr. Samuel Leno	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	The approval, on an advisory basis, of the compensation paid to our named executive officers.	☐	☐	☐	FOR

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR

4.	The shareholder proposal regarding the declassification of our Board of Directors.	☐	☐	☐	N/A

☐	Check here if you would like to attend the meeting in person.

To attend virtually you must pre-register online at www.proxydocs.com/LNTH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date